UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Consolidated Communications Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 31, 2024

To Our Stockholders:

The 2024 annual meeting of stockholders of Consolidated Communications Holdings, Inc. (the “Company”) will be held in a virtual meeting format only on May 31, 2024 at 9:00 a.m. central time. The 2024 annual meeting of stockholders (the “Annual Meeting”) is being held virtually and for the following purposes:

1.	To elect the eight directors named in our Proxy Statement to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified, or until their earlier resignation or removal (Proposal No. 1);

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 2);

3.	To conduct an advisory vote on the approval of the compensation of our named executive officers (say-on-pay vote) (Proposal No. 3); and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only holders of record of our outstanding shares of common stock at the close of business on April 4, 2024 are entitled to vote at the meeting or at any postponement or adjournment thereof. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/CNSL2024.

A complete list of our stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at our corporate headquarters, 2116 South 17th Street, Mattoon, Illinois 61938, during ordinary business hours for a period of ten days before the Annual Meeting and at the time and place of the Annual Meeting.

Your vote is very important. We hope that you will attend the virtual meeting, but whether or not you plan to attend, please vote your shares in advance so that your shares will be represented. If you received a printed copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. We encourage you to vote via the Internet, as this is the most cost-effective method to cast your vote. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares.

By Order of the Board of Directors,

April 18, 2024	J. Garrett Van Osdell
Chief Legal Officer & Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 31, 2024 - The Notice of Annual Meeting, Proxy Statement and our 2023 Annual Report on Form 10-K are Available at www.proxyvote.com.

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TABLE OF CONTENTS

Page

PROXY STATEMENT	1
ABOUT THE MEETING	1
What is the purpose of this Proxy Statement?	1
Why did I receive a one-page notice regarding internet availability of proxy materials instead of a full set of proxy materials?	1
What proposals will be voted on at the annual meeting?	1
Who is entitled to vote?	2
What is the difference between a stockholder of record and a beneficial holder of shares?	2
Who can attend the meeting?	2
How can I attend the annual meeting?	2
Will there be a Question and Answer session during the annual meeting?	3
What constitutes a quorum?	3
How do I vote?	3
Can I revoke or change my vote after I submit my proxy?	4
How many votes are required for the proposals to pass?	4
How are abstentions and broker non-votes treated?	4
What if I do not specify a choice for a matter when returning a proxy?	5
What are the board’s recommendations?	5
What happens if additional matters are presented at the annual meeting?	5
Will anyone contact me regarding this vote?	5
Who will tabulate and certify the vote?	5
What do I do if I receive duplicate sets of proxy materials?	6
ANNUAL REPORT	6
How can I receive a copy of Consolidated’s Annual Report on Form 10-K?	6
ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) AND RISK MANAGEMENT	7
Social Responsibility and Human Capital Management	7
Commitment to our Communities	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12
PROPOSAL NO. 1 - THE ELECTION OF EACH OF THE EIGHT DIRECTORS NAMED IN THIS PROXY STATEMENT TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED	13
Director nominees	13
Business experience of director nominees	13
Business experience of continuing executive officers	15
Board Diversity Matrix	16
CORPORATE GOVERNANCE AND BOARD COMMITTEES	17
Are a majority of the directors independent?	17
How are our directors compensated?	17
How is our non-executive Chairman compensated?	18
Director compensation table	18
Stock ownership guidelines for non-employee directors	18

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How often did the board meet during 2023?	19
What is the policy regarding director attendance at annual meetings?	19
What is the leadership structure of the board?	19
What standing committees has the board established?	19
Role of independent compensation consultant	22
Board oversight of risk	22
Searchlight designation rights	23
Stockholder recommendations for director nominations	24
Communications with directors	24
Code of Business Conduct and Ethics	24
The Audit Committee	25
REPORT OF THE AUDIT COMMITTEE TO THE BOARD OF DIRECTORS	26
PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES	27
Audit Committee’s Pre-Approval Policies and Procedures	27
Principal Accounting Firm Fees	27
PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28
Board recommendation and stockholder vote required	28
The board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal No. 2).	28
COMPENSATION COMMITTEE REPORT	29
COMPENSATION DISCUSSION AND ANALYSIS	30
Overview of 2023: Events Relevant to Executive Compensation	30
Executive Compensation Objectives	32
Processes and Procedures for the Consideration and Determination of Executive Compensation	34
Role of Executive Officers, Management and Independent Compensation Consultant	34
Peer Group and Market Data	34
Elements of Executive Compensation for 2023	35
2023 STI Payout Curve	36
2021 Performance Share Award	42
Stock Ownership Guidelines for Named Executive Officers	42
All Other Compensation	42
Employment Security Agreements	43
Incentive Compensation Recoupment Policy	43
Anti-Hedging and Derivative Securities	43
Deductibility of Compensation	44
Accounting for Stock-Based Compensation	44
EXECUTIVE COMPENSATION	45
Summary Compensation Table	45
2023 Grants of Plan-Based Awards	45
Outstanding Equity Awards at 2023 Fiscal Year-End	46
2023 Option Exercises and Stock Vested	47
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL OF THE COMPANY	47

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Employment Security Agreements (ESAs)	48
Amended and Restated Consolidated Communications Holdings, Inc. Long-Term Incentive Plan (LTIP)	49
Termination of Employment Following a Change in Control	49
Termination of Employment Not in Connection with a Change in Control	50
Benefits Upon Change in Control	50
CEO Pay Ratio	50
Pay Versus Performance Table	51
Narrative Disclosure to Pay Versus Performance Table	52
PROPOSAL NO. 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	55
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	56
Related Person Transactions Policy	56
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	56
ANNUAL REPORT TO STOCKHOLDERS	56
STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING	57
Requirements for Proposals to be Considered for Inclusion in Proxy Materials	57
Requirements for Proposals Not Intended for Inclusion in Proxy Materials; Director Nominations	57
Solicitation of Proxies for 2025 Annual Meeting of Stockholders	57
GENERAL	58
Householding	58
Other Information	58
OTHER MATTERS	58
Appendix A - Financial Reconciliations	A-1
Supplemental Disclosure Regarding Non-GAAP Financial Information	A-1

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Forward-Looking Statements

Certain statements in this Proxy Statement constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, strategy, financial position and results of operations and environmental, social and governance initiatives, as well as our goals and objectives for environmental sustainability, human capital management, diversity and inclusion, and data security and protection. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: closing conditions related to the proposed Merger (as defined below), including government consents and approvals, may not be satisfied or completed within the expected timeframe, if at all; our ability to complete the proposed Merger within the timeframe we anticipate or at all, which could have an adverse effect on our business, financial results and/or operations; various uncertainties during the pendency of the Merger may make it more difficult to maintain relationships with customers and other third-party business partners; the incurrence of direct and indirect costs as a result of the Merger; litigation challenging the Merger may prevent the Merger from being consummated within the expected timeframe or at all; if the Merger is completed, our stockholders will forgo the opportunity to benefit from the potential future appreciation in the value of the Company; if the merger is not consummated on or before January 15, 2025, either the Company or Parent may terminate the Merger Agreement; intense competition in the telecommunications industry; rapid development and introduction of new technologies; shifts in our product mix; public health threats; our need for continued receipt of support from various funds established under federal and state laws, such as network access and subsidies; disruptions in our networks and infrastructure; cyber-attacks, information or security breaches or technology failure of ours or of a third party; our need for substantial capital expenditures for our operations; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors or our ability to obtain necessary hardware, software and operational support from third party vendors; increasing video content costs; our ability to enter into new, or renew existing, collective bargaining agreements with our employees; losses of key management personnel and our ability to attract and retain highly qualified management and personnel in the future; risks associated with our possible pursuit of or failure to consummate acquisitions or dispositions; liability and compliance costs regarding environmental regulations and ESG initiatives; economic and financial market conditions generally and economic conditions in our service areas; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt restrictions contained in our debt agreements that limit the discretion of management in operating the business; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; new or changing tax laws or regulations; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; liability and compliance costs regarding environmental regulations and ESG initiatives; risks associated with discontinuing paying dividends on our common stock; and the potential for the rights of our Series A Preferred Stock to negatively impact our cash flow; and other risk factors set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as updated by the Company’s other SEC filings, copies of which are available free of charge on the Company's website at ir.consolidated.com. Additionally, we may provide information herein that is not necessarily “material” under the federal securities laws for SEC reporting purposes, but that is informed by various ESG standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures based on any standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control. The Company assumes no, and expressly disclaims any, obligation to update these forward-looking statements, except as required by law.

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Background on the Merger

On October 15, 2023, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Condor Holdings LLC, a Delaware limited liability company (“Parent”) affiliated with certain funds managed by affiliates of Searchlight, and Condor Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and a wholly owned subsidiary of an affiliate of Searchlight. British Columbia Investment Management Corporation (“BCI”) and certain affiliates of Searchlight have committed to provide equity financing to Parent to fund the transactions contemplated by the Merger Agreement. Searchlight is currently the beneficial owner of approximately 34% of the Company’s outstanding shares of common stock and is the holder of 100% of the Company’s outstanding Series A perpetual preferred stock. Subject to the terms and conditions set forth in the Merger Agreement, upon the consummation of the Merger, each share of the Company’s common stock, par value $0.01 per share (other than shares of the Company’s common stock (i) held directly or indirectly by Parent, Merger Sub or any subsidiary of the Company, (ii) held by the Company as treasury shares or (iii) held by any person who properly exercises appraisal rights under Delaware law) will be converted into the right to receive an amount in cash equal to $4.70 per share, without interest (the “Merger Consideration”), subject to any withholding of taxes required by applicable law. In addition, pursuant to the Merger Agreement, upon the consummation of the Merger, (i) Company restricted share awards (“Company RSAs”) held by non-employee directors or by certain affiliates of Searchlight will vest and be canceled in exchange for the Merger Consideration and (ii) all other Company RSAs will be converted into restricted cash awards based on the Merger Consideration and subject to the same terms and conditions, including time- and performance-based vesting conditions, as the corresponding Company RSA (except that the relative total shareholder return modifier shall be deemed to be achieved at the target level).

The Merger Agreement has, unanimously by the directors present, been approved by the board of directors of the Company (the “Board”), acting upon the unanimous recommendation of a special committee consisting of only independent and disinterested directors of the Company (the “Special Committee”). On January 31, 2024, the Company held a virtual special meeting of stockholders (the “Special Meeting”) to consider three proposals with respect to the Merger Agreement. The first proposal, to adopt the Merger Agreement, was approved by (i) holders of a majority of the voting power represented by the issued and outstanding shares of our common stock that were entitled to vote thereon, and (ii) holders of a majority of the voting power represented by the issued and outstanding shares of our common stock that were entitled to vote thereon and held by Unaffiliated Stockholders (as defined in the Merger Agreement). The second proposal, to approve by advisory (non-binding) vote the compensation that may be paid or become payable to the named executive officers of the Company in connection with the consummation of the Merger, was approved by the requisite vote of the Company’s stockholders. The third proposal, to approve any adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes in favor of the Merger Agreement proposal, was also approved by the requisite vote of the Company’s stockholders. Because the Merger Agreement proposal was approved by the requisite vote, no adjournment to solicit additional proxies was necessary.

The proposed transaction constitutes a “going-private transaction” under the rules of the SEC and is expected to close by the first quarter of 2025. The closing of the Merger is subject to various conditions, including (i) the expiration or termination of the applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (ii) the receipt of certain required consents or approvals from (a) the Federal Communications Commission, (b) the Committee on Foreign Investment in the United States, (c) state public utility commissions and (d) local regulators in connection with the provision of telecommunications and media services; (iii) the absence of any order, injunction or decree restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the other transactions contemplated by the Merger Agreement; and (iv) the accuracy of the representations and warranties contained in the Merger Agreement, subject to customary materiality qualifications, as of the date of the Merger Agreement and the date of closing, and performance in all material respects of the covenants and agreements contained in the Merger Agreement. The transaction is not subject to a financing condition. We are awaiting required regulatory approvals in order to execute the Merger. Following the closing of the transaction, shares of our common stock will no longer be traded or listed on any public securities exchange.

Additional information about the Merger Agreement and the Merger is set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on December 18, 2023, as supplemented.

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CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
2116 South 17th Street, Mattoon, Illinois 61938

PROXY STATEMENT

This Proxy Statement contains information related to the 2024 annual meeting of stockholders of Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company,” “Consolidated,” “we,” “our” or “us”), that will be held in a virtual meeting format only, on May 31, 2024 at 9:00 a.m. central time, and at any postponements or adjournments thereof. The approximate first date this Proxy Statement and proxy card, as well as a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, are being made available is April 18, 2024.

ABOUT THE MEETING

What is the purpose of this Proxy Statement?

The purpose of this Proxy Statement is to provide information regarding matters to be voted on at the 2024 annual meeting of our stockholders (the “2024 annual meeting” or the “annual meeting”). Additionally, it contains certain information that the Securities and Exchange Commission (the “SEC”) requires us to provide annually to stockholders. The Proxy Statement is also the document used by our Board of Directors (our “board” or our “board of directors”) to solicit proxies to be used at the 2024 annual meeting. Proxies are solicited by our board to give all holders of record of outstanding common stock, par value $0.01 per share (our “common stock”) as of the record date an opportunity to vote on the matters to be presented at the annual meeting, even if the stockholders cannot attend the meeting. The board has designated J. Garrett Van Osdell and Fred A. Graffam III as proxies (the “Proxy Holders”), who will vote the shares represented by proxies at the annual meeting in the manner indicated by the proxies.

Why did I receive a one-page notice regarding internet availability of proxy materials instead of a full set of proxy materials?

The SEC rules allow companies to choose the method for delivery of proxy materials to stockholders. For most stockholders, the Company has elected to mail a notice regarding the availability of proxy materials on the Internet (the “Notice of Internet Availability of Proxy Materials” or the “Notice”), rather than sending a full set of these materials in the mail. The Notice of Internet Availability of Proxy Materials, containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K and vote online, or a full set of the proxy materials (including this Proxy Statement and form of proxy), as applicable, was sent to stockholders beginning April 18, 2024, and the proxy materials were posted on the investor relations portion of the Company’s website, http://ir.consolidated.com, and on the website referenced in the Notice on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the cost of the annual meeting. If you would like to receive a printed copy of the proxy materials, you should follow the instructions in the Notice for requesting such materials.

What proposals will be voted on at the annual meeting?

Stockholders will vote on the following proposals at the annual meeting:

●	To elect the eight directors named in this Proxy Statement to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified, or until their earlier resignation or removal (Proposal No. 1);

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●	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 2);

●	To conduct an advisory vote on the approval of the compensation of our named executive officers (Proposal No. 3); and

●	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Who is entitled to vote?

Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. Only holders of outstanding common stock at the close of business on April 4, 2024 (the “record date”) are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. If your shares are held for you by a beneficial holder in “street name” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do to vote your shares. Please see the next question below for a description of a beneficial owner in “street name.”

What is the difference between a stockholder of record and a beneficial holder of shares?

If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you are considered a stockholder of record with respect to those shares. If this is the case, we have provided you with instructions on how to view the proxy materials.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, the instructions on how to view the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee, which is considered the stockholder of record with respect to these shares. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares. Please contact your broker, bank or other nominee for instructions on how to vote any shares you beneficially own. You must follow their instructions for your shares to be voted.

Who can attend the meeting?

All stockholders of record as of April 4, 2024 or their duly appointed proxies, may attend the meeting. To participate in the annual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly on May 31, 2024 at 9:00 a.m. central time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. central time, and you should allow time for the check-in procedures. If you lose your 16-digit control number, you may join the annual meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.

How can I attend the annual meeting?

This year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CNSL2024. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the Company’s 401(k) Plan, which must be voted prior to the meeting).

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Will there be a Question and Answer session during the annual meeting?

As part of the annual meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting that are pertinent to the Company and the meeting matters, as time permits. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we provide an opportunity for stockholders to contact us separately after the meeting through our Investor Relations website. Only stockholders that have accessed the annual meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the meeting?” will be permitted to submit questions during the annual meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

●	irrelevant to the business of the Company or to the business of the annual meeting;

●	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

●	related to any pending, threatened or ongoing litigation;

●	related to personal grievances;

●	derogatory references to individuals or that are otherwise in bad taste;

●	substantially repetitious of questions already made by another stockholder;

●	in excess of the two question limit;

●	in furtherance of the stockholder’s personal or business interests; or

●	out of order or not otherwise suitable for the conduct of the annual meeting as determined by the Chair or Secretary in their reasonable judgement.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the annual meeting webpage for stockholders that have accessed the annual meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the meeting?”.

What constitutes a quorum?

A quorum of stockholders is necessary to hold the annual meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the combined voting power of the shares of capital stock outstanding on the record date and entitled to vote at the meeting will constitute a quorum. As of April 4, 2024, the record date, 118,429,666 shares of our common stock were outstanding.

Proxies received but marked as withheld, abstentions, or broker non-votes will be included in the calculation of the number of shares considered present at the meeting for purposes of establishing a quorum. In the event that a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.

How do I vote?

If you are a stockholder of record, you may vote by any of the following methods:

●	Internet. Electronically through the Internet by accessing our materials and following the procedures described on the website listed on the Notice and posted at www.virtualshareholdermeeting.com/CNSL2024. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a 16-digit control number located on the Notice. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you received a paper copy of the materials, which will include a proxy card, and you vote through the Internet, you should not return your proxy card. If you vote through the Internet, your proxy will be voted as you direct on the website.

●	Mail. You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. If you complete and properly sign the proxy card and return it to us, it will be voted as you direct on the proxy card. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage-paid envelope.

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●	Telephone. By calling 1-800-690-6903. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a 16-digit control number located on the Notice. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you received a paper copy of the materials, which will include a proxy card, and you vote by telephone, you should not return your proxy card.

We recommend that you vote in advance even if you plan to attend the meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. Internet and telephone voting facilities for stockholders of record will close on May 30, 2024 at 11:59 p.m. Eastern Time.

If you are a stockholder of record and attend the meeting, you may vote online during the meeting. If you attend the meeting online, you will need your 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

If your shares are held in “street name,” you are considered the “beneficial owner” of those shares. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, or to vote your shares during the annual meeting. You should refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares, including whether you may be able to vote electronically through your bank, broker or other record holder. If so, instructions regarding electronic voting will be provided by the bank, broker or other holder of record to you as part of the package that includes this Proxy Statement.

Can I revoke or change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is voted by:

●	delivering to our Secretary at the address on the first page of this Proxy Statement a written notice of revocation of your proxy by mail, by telephone or through the Internet; or

●	delivering a duly executed proxy bearing a later date.

If your shares are held in “street name,” you may revoke or change your vote by voting at the annual meeting if you obtain a proxy as described in the answer to the previous question.

How many votes are required for the proposals to pass?

●	Election of Directors (Proposal No. 1). Directors are elected by a plurality vote.

●	Ratification of the Appointment of Ernst & Young LLP (Proposal No. 2). Approval of a majority of the votes present, in person or by proxy, and entitled to vote.

●	Advisory Vote on Approval of Executive Compensation (Proposal No. 3). Approval of a majority of the votes present, in person or by proxy, and entitled to vote.

●	Approval of any Other Proposals Not Presently Anticipated that may Properly Come before the Annual Meeting or any Adjournment or Postponement of the Meeting. Approval of a majority of the votes present, in person or by proxy, and entitled to vote.

How are abstentions and broker non-votes treated?

A vote “withheld” or an “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting on Proposals No. 2 or No. 3, it will have the same effect as a vote “AGAINST” that proposal. If a stockholder “withholds” from voting on Proposal No. 1, such votes withheld will have no effect. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum.

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A broker “non-vote” occurs on a proposal when shares held of record by a broker are present or represented at the meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given. A broker has discretionary authority under the rules of the New York Stock Exchange to vote street name shares on Proposal No. 2, a routine matter, even if the broker does not receive voting instructions from the beneficial owners, but will not have discretionary authority to vote on Proposals No. 1 or No. 3, non-routine matters. As a result, we do not expect any broker non-votes for Proposal No. 2. Broker-non votes will have the effect of votes against Proposals No. 1 or No. 3. Broker non-votes do count for determining whether a quorum is present.

What if I do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter when submitting their proxies. If no specific instructions are given, properly submitted proxies will be voted:

●	“FOR” the election of each of the eight directors named in this Proxy Statement to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified, or until their earlier resignation or removal (see page 13);

●	“FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors (see page 28); and

●	“FOR” the advisory approval of the compensation of the Company’s named executive officers (see page 55).

What are the board’s recommendations?

The board’s recommendations, together with the description of each proposal, are set forth in this Proxy Statement. In summary, the board recommends that you vote:

●	“FOR” the election of each of the eight directors named in this Proxy Statement to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified, or until their earlier resignation or removal (see page 16);

●	“FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors (see page 28); and

●	“FOR” the advisory approval of the compensation of the Company’s named executive officers (see page 55).

Unless you give other instructions otherwise, the Proxy Holders will vote in accordance with the recommendations of the board of directors.

What happens if additional matters are presented at the annual meeting?

Other than the three proposals described in this Proxy Statement, we are not aware of any other business to be acted upon at the annual meeting.

Pursuant to the provisions of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any other matter that properly comes before the meeting, if you grant a proxy, the persons named as the Proxy Holders on the enclosed proxy card will vote your shares as recommended by the board of directors or, if no recommendation is given, in their own discretion.

Will anyone contact me regarding this vote?

No arrangements or contracts have been made or entered into with any solicitors as of the date of this Proxy Statement, although we reserve the right to engage solicitors if we deem them necessary. If done, such solicitations may be made by mail, telephone, e-mail, the Internet or personal interviews.

Who will tabulate and certify the vote?

A representative from Broadridge Financial Solutions, Inc. will tabulate the votes and act as Inspector of Elections.

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What do I do if I receive duplicate sets of proxy materials?

You may receive more than one set of proxy materials. This duplication will occur if you have shares registered in different names or your shares are in more than one type of account maintained by Computershare, Inc., our transfer agent. To have all your shares voted, you should vote each set of proxy materials you receive.

ANNUAL REPORT

How can I receive a copy of Consolidated’s Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 5, 2024, was made available to stockholders concurrently with this Proxy Statement. The Notice contains directions to access this Proxy Statement on our website and for requesting a paper copy of the 2023 Annual Report on Form 10-K, which can also be obtained by following the instructions below. The Annual Report on Form 10-K includes our audited financial statements, along with other financial information about us, which we urge you to read carefully.

You can also obtain, free of charge, a copy of our Annual Report on Form 10-K, including all exhibits filed with it, by:

●	accessing the Investor Relations section of our website at http://ir.consolidated.com and clicking on the “Financials & Filings” link followed by clicking on the “SEC Filings” link;

●	accessing the materials online at www.proxyvote.com;

●	writing to:

Consolidated Communications Holdings, Inc. Attn: Investor Relations 2116 South 17th Street Mattoon, Illinois 61938-3987; or

●	telephoning us at: (844) 909-2675.

You can also obtain a copy of our Annual Report on Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at www.sec.gov.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) AND RISK MANAGEMENT

In 2023, our board and management team remained focused on corporate social responsibility and managing environmental, social and governance risks and opportunities. Our board has general oversight responsibility for our risk-management programs and is actively engaged with management in setting the strategic direction of the Company. Our directors provide continual and valuable guidance to management on risk mitigation strategies (see “Corporate Governance and Board Committees – Board oversight of risk” on page 22). In order to maintain effective board oversight of risk across our business, our board delegates certain elements of its oversight function to individual committees. As set forth in its charter, our audit committee supports the board in risk oversight of accounting and financial reporting processes, compliance with legal and regulatory requirements and the oversight of our independent auditors. Our audit committee also monitors enterprise risk-management policies and oversees the responsibilities, performance and effectiveness of the Company’s internal audit function.

For 2023, we updated and published our Environmental, Social and Governance (ESG) report on our website which includes more specific reporting on key ESG metrics, but neither such report nor any other materials on our website (including the policies and materials mentioned in this proxy statement) are incorporated into this proxy statement by reference. We have also included a discussion of ESG initiatives and activities in this year’s proxy statement to reinforce our commitment to these matters and demonstrate their importance to our board and management team. Our board also remains committed to constructive engagement with our stockholders. In 2024, we expect to build upon our ESG efforts, with continued focus on employee engagement, risk management, environmental sustainability and our larger societal purpose.

Social Responsibility and Human Capital Management

Our board is engaged in how we attract, develop, retain and manage our employees. As of April 18, 2024, we employed approximately 3,000 employees, including part-time employees. We know that our employees are essential to our ability to deliver value to our stockholders, and we strive to create an inclusive environment that reflects the different backgrounds, experiences, ideas and perspectives of our employees. In 2023, for the third consecutive year we were named a “Best-in-Class Employer” by Gallagher in recognition of our efforts to optimize employee and organizational wellbeing.

We believe it is critical to promote and protect human rights in all the communities we serve, and in our relationships with our employees and vendors. As a long-standing employer and business partner, we are committed to fostering a work culture that respects and promotes fundamental human rights. This commitment is reflected in our Human and Labor Rights Policy (available at https://www.consolidated.com/laborpolicy) which establishes our standards and expectations related to legal requirements, ethical practices and human rights.

Annually, our board meets to review our succession strategy for key roles, including the role of the CEO, taking into account our key priorities and long-term business strategy. CEO succession planning discussions are led by the chair of our corporate governance committee, and discussions and planning take place with our entire board. Our directors have direct access to and interaction with members of the senior management team, and our board is regularly updated on matters involving our workforce and workplace culture as part of its oversight role.

Integrity and Ethical Business Conduct

We place the highest value on the integrity of our directors, officers and employees and we require integrity and ethical conduct in the workplace and in our business transactions. We insist on ethical dealings with others and on the ethical handling of actual or apparent conflicts of interest within personal and professional relationships. When an ethical issue or concern needs to be addressed in the workplace, we attempt to foster a work environment where discussions can take place without the fear of retribution and also provide a system of reporting and access for anyone who wishes to report a suspected violation. Directors, officers and employees are required to deal honestly and fairly with our customers, collaborators, competitors and other third parties. In our dealings with customers and suppliers, we prohibit making or receiving bribes, kickbacks or any other improper payments, direct or indirect, to any representative of government, labor union, customer or supplier to obtain a contract, commercial benefit or government action. We also ask our vendors and suppliers to adhere to the same standards of legal and ethical business conduct. We are committed to doing business with suppliers and vendors in a way that positively influences our strategic and operational goals, complies with applicable laws and regulations, provides high-quality goods and services at competitive prices, and delivers exceptional customer service. Our Code of Business Conduct and Ethics (available at consolidated.com/ethics) summarizes the legal, ethical and regulatory standards we follow and is a reminder to our directors, officers, employees, vendors and customers of our obligation to uphold this commitment.

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Diversity and Inclusion

We embrace diversity, equity and inclusion (DEI) and seek to hire and retain high-quality employees of all backgrounds and experiences. We believe diversity of backgrounds contributes to different ideas, which in turn drives better results for our customers and our stockholders. We respect differences and diversity as qualities that enhance our efforts as a team and believe embracing diversity and a culture of inclusion makes our company a better place to work. In accordance with these core values, we are committed to pursuing greater diversity in the workplace and in positions of leadership as we strive to create a work environment that provides equal access to information, development and opportunity. Consolidated continues to partner with diversity and veteran-focused job sites to attract a larger and more diverse pool of job candidates. In 2023, our employees completed more than 4,000 hours of training on discrimination and harassment prevention on topics that included ageism, anti-bullying and respect for people from other racial, ethnic and religious groups.

In 2023, our Diversity, Equity and Inclusion Council expanded to twelve (12) members representing a variety of diverse identities, and continued its work on creating a company environment where differences are welcomed, every employee feels supported and can be successful, and our customers and communities are recognized and respected. Guided by our DEI Policy, Council members met monthly to discuss a wide range of topics related to DEI, share opportunities and challenges, and work toward longer-term goals. The Council has provided resources, training, education and information as we advance in our diversity journey. In 2023, the Council created and published a new resource guide: Working with Neurodivergent Employees. This accessible guide covers some common neurotypes along with potential strengths and challenges for neurodivergent employees. The guide shares information for employees and managers to help create environments where both neurotypical and neurodivergent employees are set up for success. The Council also launched Employee Resource Group (ERG) pilots. ERGs provide space and community for employees from marginalized identities. The DEI Council also regularly publishes stories on our DEI Intranet page highlighting a variety of cultural traditions, holidays and notable events for people across different faiths, ethnicities and backgrounds. As we look ahead, we are actively working to help advance our diversity journey and build upon our practices on diversity, inclusion and fairness.

Safe, Healthful and Secure Workplace

We also strive to create and provide a safe, healthful and secure workplace that is free from discrimination or harassment. Our core values of “Integrity First” and “Evolving and Constantly Improving” are reflected in workplace policies and procedures that protect against behavior that creates an offensive, hostile, or intimidating work environment. Physical harm or threats, direct or implied, and illegal acts of harassment, including sexual harassment, are violations of our Code of Business Conduct and are not tolerated. We recruit, hire, assign and promote without regard to race/ethnicity, nationality, color, religion, sex, sexual orientation, gender identity or expression, age, national origin, disability or any other factor prohibited by law. We also reasonably accommodate qualified applicants with covered disabilities who can perform the essential functions of the job with or without reasonable accommodations. Safety is a top priority and we have a strong, ongoing commitment to ensure employees are properly trained and have appropriate safety and emergency equipment. The work of the Safety and Risk Management group ensures all employees are trained in emergency procedures so at the time of an emergency all employees can respond without hesitation or undue stress. In collaboration with eight established regional safety committees, the Safety and Risk Management group assesses job-related hazards, corrects deficiencies and develops updated policies and training for all employees.

Our employees again engaged in recurring yearly certifications for mandatory, legally compliant, workplace harassment trainings within the company’s online employee training system. For 2023, 29,000+ safety, compliance and service training modules across 136 topics were completed by our employees.

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Commitment to Our Communities

We are deeply engaged in the communities we serve and aim to make them better places to live and work. We value the principles that guide and inspire us to be a good neighbor, deliver reliable services and products, and connect people in all that we do, every day. For more than 125 years, we have forged a strong legacy and tradition of philanthropy and employee volunteerism within the communities we serve. We believe engaging in and supporting the community improves the quality of life and creates a more vibrant place to live and work.

Since 1984, on the third Saturday in September, Consolidated Communications along with employees, family members and community volunteers, hosts the Special Olympics Family Festival (SOFF) in Mattoon, Illinois for Special Olympic Athletes from east central Illinois. This event has grown and evolved to what Special Olympics International calls “the biggest event of its kind in the world,” and on Sept. 16, 2023, more than 500 Special Olympic Athletes and 1,000 volunteers gathered together to participate in the 39th Annual SOFF.

In 2023, we provided more than $1.6 million in support to local communities, including contributions to more than nearly 625 community non-profits and organizations through our company giving programs, educational grant program, foundation grants, economic development initiatives, community events and sponsorship. Some highlights include: $23,000 given as part of our Consolidated Connects educational grant program to promote creative learning and digital literacy; $155,000 to 24 non-profits in Minnesota as part of our Minnesota Community Fund; and over $94,000 to non-profits serving their respective communities through the Consolidated Communications Foundation, supporting essential and critical community needs like fighting hunger and homelessness. As part of our ongoing fiber build efforts, we focused on the expansion of rural broadband in unserved and underserved communities and completed approximately 228,000 fiber upgrades in 2023.

In 2023, our employees reported 8,700 volunteer hours in support of local non-profit programs and initiatives across our 20-plus state service area. Our Consolidated Cares program, which supports employees who volunteer at least 25 hours by providing the nonprofit organization of their choice with a $250 contribution, contributed more than $14,000 to 56 non-profits during the program’s second year.

Environmental Sustainability

Our employees are proud to serve our customers, investors, business partners, and communities and be good stewards of the Earth and the environment. We are striving to operate our business in a way that mitigates the impact we have on the planet and our natural environment. Our executives play an active role in overseeing responsible environmental practices and programs, and our board of directors is advised on our management of ESG initiatives.

As Consolidated continues its transition into a fiber-first company, we continue to see tremendous benefits to our customers’ service experience, but we also view our fiber expansion as an environmental opportunity to build a more sustainable network. Optical fiber itself is made entirely from readily available materials, reduces power consumption of our network, and is more reliable, reducing truck rolls and our carbon footprint. The impact of fiber broadband is exponential, giving our customers the power to work, play and communicate digitally while avoiding emissions related to traditional means of travel for meetings and gatherings.

We continue to find sensible ways to reduce waste in our offices and facilities. Replacement of outdated customer equipment and network materials is a unique challenge for our business, and we believe in the importance of addressing this issue with an effective recycling program. In the field, wire and equipment is processed and sorted for shipment to approved recyclers. Through the proper disposal of old computers and office technology products, to the recycling of cardboard, paper, electronics, glass, plastic, aluminum and other items at our primary offices and larger administrative locations, we hope to contribute positively to sustainability. Recognizing the impact waste can have on the communities we serve, we provide consumer education on the value of recycling phone directories, offer recycle bins and promote local recycling events. Our phone directories are printed on recycled paper and include an option for customers to opt-out of receiving future directories, further reducing their environmental impact. Customers can also enroll in paperless billing, which we promote as an option to reduce waste.

As another means of waste reduction, employees receive their pay checks via direct deposit and Form W-2s electronically. In addition, employees are provided with company information, including handbooks, policies and personnel files, electronically. Combined, these efforts save nearly 400,000 sheets of paper annually - the equivalent of conserving approximately 20 trees per year - in addition to the related water conservation associated with producing paper. Finally, we comply with all state, federal and local laws related to hazardous waste and since 2022, 100% of our waste vendors are ISO 14001 Certified.

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Our investments in energy conservation and efficiency reflect our aspirations to reduce the impact our energy use has on the environment. In recent years, important steps have been taken to reduce our energy consumption in our buildings and facilities, including: updating 26 boilers and HVAC systems with high-efficiency units in 2023; adding motion-sensitive and/or LED lighting in office areas; employing active-monitoring of our heating and cooling facilities to adjust to changes in ambient temperature and humidity; and reducing the footprint of our network and computing systems by upgrading to newer equipment that uses less energy and emits less heat. Our objective is to continue upgrades in company locations across all markets, including central offices, garages, administrative buildings and outside plant network huts.

We are aware of global climate change and want to take advantage of areas where we can make a positive impact by reducing emissions. The company has active community solar initiatives serving properties in Maine, Illinois and Minnesota that reduce the amount of carbon-based energy required to supply the energy needs of those locations. Combined, these community solar projects are projected to inject more than 23,000 MWHs of renewable energy into the grid annually. More projects of this nature are expected in 2024.

We believe it is important to provide transparency to stakeholders and the public with respect to usage and the tracking of our environmental footprint, and in 2023 we implemented a new tracking platform tied to our utility invoicing system. This platform allows us to monitor and track not just our spending on energy, but the sources and environmental impact of our energy choices. We have again provided quantitative metrics showing our approximate resource usage in our annual ESG Report, available through our website. Contributing to our emissions reduction efforts, we have remained in a hybrid work environment, with half of our employees working remotely most days, and we encourage the use of technology solutions, such as video or phone conferencing, whenever possible. We continue to supplement our fleet with more fuel-efficient vehicles, and in 2023, we continued our trend of year over year reduction in fuel usage. In accordance with California state regulations, we also added eight (8) electric vehicles to our California fleet in 2023.

We are proud to offer comparatively low and reduced energy services, including Voice over Internet Protocol (VoIP), which reduces the need for travel by business customers as the service allows for effective and productive telecommuting options. Additionally, we continue to implement a streaming video strategy utilizing our proprietary and third-party over-the-top (OTT) television platforms and solutions, reducing the need for traditional cable set-top boxes that contribute to carbon emissions, waste and energy use. By working with business partners who also embrace green initiatives and the conservation of natural resources, we strive to balance environmental and fiscal responsibilities when making purchasing decisions. By educating our employees and customers on environmental issues and our sustainability initiatives and providing them with information on how they can put environmentally friendly practices in place at home and work, we are able to establish and maintain a culture of awareness and action.

Expanding Broadband Deployment

We are committed to expanding broadband deployment and providing consumers and businesses across our service area with reliable broadband services, striving to bridge the “digital divide” in our country. As part of our plan to deliver fiber to the home to more than 70% of our service area, we invested $512 million in 2023 to maintain connectivity and deliver better broadband services to unserved or underserved people in rural communities throughout our service areas. Our multi-year fiber build plan, pursuit of public-private partnerships in rural areas and ongoing participation in federal and state broadband subsidy programs such as the Rural Digital Opportunity Fund (RDOF), are examples of our commitment to investing in and expanding our network to unserved and underserved communities. In 2022, the company partnered with the Maine Connectivity Authority in an agreement to bring multi-gig broadband to 22,000 rural homes in Maine, funded in part with an NTIA grant. In May 2023, Consolidated completed the 770-mile fiber network construction and began offering its multi-gig speed fiber internet service, Fidium Fiber, to those more than 22,000 rural Maine residents and businesses. In Vermont, the Company worked closely with the Southern Vermont Communications Union District (CUD) to complete the second phase of its plan to bring broadband to south Vermont. The recent completion of this second phase in October of 2023 made the Southern Vermont CUD the first of Vermont’s ten (10) communications union districts to reach universal service.

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Data Security and Protection

The safeguarding of our customers’ personal information is of the highest importance to us. We do not sell, rent or disclose personally identifiable information to any third party for marketing purposes or other reasons that are not related to rendering the services we provide to our subscribers (or activities related to our services), except as required by applicable law or with the customer’s consent. See our privacy policy (www.consolidated.com/privacy) to learn more about how we protect our customers’ personal information.

Business and personal interaction in the world today has become increasingly reliant upon the delivery of data of all types across telecommunications carrier networks and Consolidated recognizes the need for these networks to be as protected and reliable as possible. Consolidated management takes a vigilant approach to identifying and addressing data security risks through its Information Security Risk Management and Governance programs. These programs include supply chain and vendor risk management activities, software component analysis, and business impact analysis. Additionally, Consolidated has a comprehensive architectural security program which includes active monitoring and detection along with detailed triage and response plans that outline the steps necessary to investigate, identify and mitigate cyber security risks. As part of its cyber security risk mitigation approach, Consolidated carries Cyber Security Insurance, and senior leadership briefs the board of directors on information security matters on a quarterly basis. Biennially, we are assessed by the Department of Homeland Security against National Institute of Standards and Technology (NIST) 800-53 controls and in 2022, Consolidated rolled out a comprehensive cybersecurity awareness program to educate employees as to the cyber risks related to the technology with which our employees interface.

Over the last three years, Consolidated has not incurred any expenses related to data breach penalties or settlements, and in 2023, Consolidated had no data security breaches or network intrusions with a material impact on the company. As a data privacy champion, we provide ongoing consumer education on how to protect our customers’ personal data and, more broadly, how to keep our customers and their families safe online. We also recognize and support the principle that all organizations share the responsibility of being conscientious stewards of personal information and we have undertaken significant efforts to educate our customers, employees and communities on safe online practices. Internally, our employees are kept abreast of the latest cybersecurity risks and threats and are regularly provided with educational content and training to minimize risks to our network and business systems. We maintain and regularly update actionable tips on online safety and data privacy practices at www.consolidated.com/staysafeonline.

ESG-related information included herein and on our website is not necessarily “material” under the federal securities laws for SEC reporting purposes, as these disclosures are informed by various ESG standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures based on any standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information that has been provided to us with respect to the beneficial ownership of shares of our common stock for (i) each stockholder who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table on page 45, and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each stockholder shown on the table has sole voting and dispositive power with respect to all shares shown as beneficially owned by that stockholder. Unless otherwise indicated, this information is current as of April 8, 2024, and the address of all individuals listed in the table is as follows: Consolidated Communications Holdings, Inc., 2116 South 17th Street, Mattoon, Illinois 61938.

	Aggregate Number of
	Shares Beneficially	Percentage of Shares
Name of Beneficial Owner	Owned	Outstanding
Searchlight Funds(a)	39,426,411	33.3%
BlackRock, Inc.(b)	11,782,932	10.0%
C. Robert Udell, Jr.	1,647,473	*
Fred A. Graffam III	203,400	*
Robert J. Currey	295,171	*
Thomas A. Gerke	173,679	*
Maribeth S. Rahe	203,319	*
Marissa M. Solis	87,658	*
Roger H. Moore	187,886	*
Andrew S. Frey(c)	0	*
David G. Fuller	109,746	*
All directors & executive officers as a group (9 persons)	2,908,332	2.5%

* Less than 1.0% ownership

(a)	Beneficial and percentage ownership information is based on information contained in a Schedule 13D/A jointly filed with the SEC on March 27, 2024, by Searchlight III CVL, L.P. and its general partner, Searchlight III CVL GP, LLC (for purposes of this footnote, together with Searchlight Capital Partners, L.P., the “Searchlight Funds”). The address of the Searchlight Funds is c/o Searchlight Capital Partners, L.P., 745 5th Avenue - 27th Floor, New York, New York 10151. The Searchlight Funds have sole voting power with respect to 39,426,411 shares and sole dispositive power with respect to 39,426,411 shares.

(b)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed with the SEC on January 24, 2024, by BlackRock, Inc. The address of BlackRock, Inc. is 50 Hudson Yards New York, New York 10001. BlackRock, Inc. has sole voting power with respect to 11,633,051 shares and sole dispositive power with respect to 11,782,932 shares.

(c)	Mr. Frey is a director designated by Searchlight III CVL, L.P. and is entitled pursuant to the governance agreement with Searchlight III CVL, L.P. to receive similar compensation from the Company for his service on our board as the other outside directors of the Company receive in connection with such service. An annual restricted stock unit award with a grant date value of $105,628 in respect of Mr. Frey's service as a director in 2023 was received directly by an affiliate of Searchlight III CVL, L.P.

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PROPOSAL NO. 1 - THE ELECTION OF EACH OF THE EIGHT DIRECTORS NAMED IN THIS PROXY STATEMENT TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED

Our board of directors consists of eight directors. In accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our directors are elected each year to hold office for a one-year term. The board, including the corporate governance committee, proposed that the following eight nominees be elected at the annual meeting, each of whom will hold office until the next annual meeting and until his or her successor shall have been elected and qualified:

Director nominees

Name	Age	Current Position
Robert. J. Currey	78	Chairman of the Board and Director
Andrew S. Frey	48	Director
David G. Fuller	57	Director
Thomas A. Gerke	67	Director
Roger H. Moore	82	Director
Maribeth S. Rahe	75	Director
Marissa M. Solis	51	Director
C. Robert Udell, Jr.	58	President & Chief Executive Officer and Director

Set forth below is information with respect to our director nominees regarding their experience. After the caption “Board Contributions,” we describe some of the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a director for the Company. There are no family relationships among our directors and executive officers.

Business experience of director nominees

Robert J. Currey serves as our Chairman of the board of directors. Mr. Currey has served as one of the Company’s directors and as a director of our predecessors since 2002 and served as our CEO from 2002 until December 31, 2014. From 2002 to November 2013, he also served as our President. From 2000 to 2002, Mr. Currey served as Vice Chairman of RCN Corporation, a competitive telephone company providing telephony, cable and Internet services in high-density markets nationwide. From 1998 to 2000, Mr. Currey served as President and CEO of 21st Century Telecom Group. From 1997 to 1998, Mr. Currey served as Director and Group President of Telecommunications Services of McLeodUSA, which acquired our predecessor in 1997. Mr. Currey joined our predecessor in 1990 and served as President through its acquisition in 1997. Mr. Currey previously served as a director of Cartesian, Inc.

Board Contributions: Mr. Currey is a long-time, industry veteran and has significant experience leading other companies in the telecommunications and media sector. He is well known throughout the telecommunications industry and is respected as an opinion leader especially among mid-sized telecom carriers. Because of his experience and his role as our former CEO until December 31, 2014, Mr. Currey also has substantial knowledge of the Company, including its operations and strategies.

Andrew S. Frey joined our board in December 2021 and is a partner at Searchlight Capital Partners, L.P. (“Searchlight”), a global private equity firm. Prior to joining Searchlight in 2011, Mr. Frey was a managing principal at Quadrangle Group where he primarily focused on telecommunications and technology investments. Mr. Frey currently serves on the board of directors of each of Mitel Networks Corporation, Ziply Fiber, LLC and KORE Group Holdings, Inc. Mr. Frey previously served as a director of Shift4 Payments, Inc., Uniti Group Inc., and Hemisphere Media Group, Inc. Mr. Frey received a B.S. in finance and B.A.S. in systems engineering from the University of Pennsylvania.

Board Contributions: Mr. Frey has substantial experience working with public and private telecommunications and technology companies. We believe Mr. Frey is qualified to serve on our board due to his deep knowledge of the industry, his extensive understanding of equity and debt capital markets, as well as his current and past positions on other boards, including his prior service as a board observer of the Company.

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David G. Fuller joined our board in October 2020, and since March 2022 has served as an Operating Partner with Searchlight, where he plays an advisory role to their Technology, Media and Telecom practice. From March 2021 to January 2022, Mr. Fuller served as the President of Rogers Wireless, Canada’s largest mobile operator, a part of Rogers Communications Inc., a Canadian communications and media company. Previous to this, he was a Senior Advisor to the global Technology, Media and Telecom practice of Boston Consulting Group. From 2014 until January 2019, Mr. Fuller was an Executive Vice-President of TELUS Corporation, a Canadian telecommunications company, and President, TELUS Consumer and Small Business Solutions. He previously served as the Chief Marketing Officer of TELUS from 2009 to 2014 and the Senior Vice-President, Business Solutions Marketing from 2004 to 2009. Prior to joining TELUS, Mr. Fuller spent 15 years in the management consulting industry with a number of firms, culminating in the country managing partner role at KPMG Consulting. Mr. Fuller is a member of the board of directors of Great-West Lifeco and KORE Wireless as well as two private companies, Ziply Fiber and Mitel Networks. Mr. Fuller previously served as a director of MindBeacon Holdings Inc., Enstream LP and the Ontario Science Centre. Mr. Fuller is a Professional Engineer and holds a bachelor of applied science in engineering from Queen’s University and an MBA from the Schulich School of Business at York University.

Board Contributions: Mr. Fuller is a seasoned executive and business advisor with substantial experience in all aspects of the telecommunications industry. He brings an in-depth knowledge of our sector and contributes critical skills and knowledge of marketing, sales and operations to our board, as well as a deep background in broadband and wireless technologies. Mr. Fuller’s contributions to our board are further augmented by both his extensive public and private board experiences across a number of industries, and his extensive experience as a management consultant and technology executive.

Thomas A. Gerke has served as a director since February 2013. Mr. Gerke served as General Counsel and Chief Administrative Officer of H&R Block, a global consumer tax services provider, from January 2012 to January 2022. At H&R Block, Mr. Gerke had a number of other roles and responsibilities, including leadership of the human resources function and serving as interim Chief Executive Officer. From January 2011 to April 2011, Mr. Gerke served as Executive Vice President, General Counsel and Secretary of YRC Worldwide, a Fortune 500 transportation service provider. From July 2009 to December 2010, Mr. Gerke served as Executive Vice Chairman of CenturyLink, a Fortune 500 integrated communications business. From December 2007 to June 2009, he served as President and CEO at Embarq, then a Fortune 500 integrated communications business. He also held the position of Executive Vice President and General Counsel - Law and External Affairs at Embarq from May 2006 to December 2007. From October 1994 through May 2006, Mr. Gerke held a number of executive and legal positions with Sprint, serving as Executive Vice President and General Counsel for over two years. Mr. Gerke is currently a member of the board of directors of MGP Ingredients, Inc. (Nasdaq: MPGI) and is a former director of CenturyLink, Embarq, the USTelecom Association and Tallgrass Energy GP, LP, the General Partner of Tallgrass Energy, LP (NYSE: TGE), a provider of natural gas transportation and storage services. In addition, he is a former member of the Rockhurst University board of trustees and The Greater Kansas City Local Investment Commission board of trustees.

Board Contributions: Mr. Gerke has substantial experience in the telecommunications sector. His leadership and industry experiences bring a strong and knowledgeable operational and strategic perspective to the board’s deliberations. He also brings perspective from service on other boards. Although Mr. Gerke is not currently a member of our audit committee, he also qualifies as an “audit committee financial expert” under SEC guidelines.

Roger H. Moore has served as a director since July 2005. Mr. Moore was President and Chief Executive Officer of Illuminet Holdings, Inc., a provider of network, database and billing services to the communications industry, from October 1998 to December 2001, a member of its board of directors from July 1998 to December 2001, and its President and CEO from January 1996 to August 1998. In December of 2001, Illuminet was acquired by VeriSign, Inc. and Mr. Moore retired at that time. From September to October 1998, he served as President, CEO and a member of the board of directors of VINA Technologies, Inc., a telecommunications equipment company. From June 2007 to November 2007, Mr. Moore served as interim President and CEO of Arbinet. From December 2007 to May 2009, Mr. Moore served as a consultant to VeriSign, Inc. Mr. Moore also presently serves as a director of VeriSign, Inc. and was previously a director of Western Digital Corporation.

Board Contributions: Mr. Moore is a seasoned telecommunications executive with a deep background in the industry and very strong technical aptitude. He has a strong entrepreneurial bent and is a knowledgeable analyst of the evolution of telecommunications and the impact of new technologies on our business. He brings perspective from service on other boards. Although Mr. Moore is not currently a member of our audit committee, he also qualifies as an “audit committee financial expert” under SEC guidelines.

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Maribeth S. Rahe has served as a director since July 2005. Ms. Rahe has served as President and CEO of Fort Washington Investment Advisors, Inc. since November 2003. Ms. Rahe is currently a member of the board of directors of First Financial Bancorp and First Financial Bank. From January 2001 to October 2002, Ms. Rahe was President and a member of the board of directors of U.S. Trust Company of New York, and from June 1997 to January 2001, was its Vice Chair and a member of the board of directors.

Board Contributions: Ms. Rahe has a deep background as a senior executive in the banking industry and is well attuned to developments in the capital markets and their potential impact on the Company. She provides a strong risk-management perspective and oversees the board’s succession planning efforts. She also qualifies as an “audit committee financial expert” under SEC guidelines and serves as our audit committee chair.

Marissa M. Solis joined our board in January 2022 currently serves as the Senior Vice President of Global Brand and Consumer Marketing at the National Football League. Prior to this, Ms. Solis spent 18 years at Pepsico where she held numerous marketing leadership roles in brand marketing, portfolio marketing, partnerships and omnichannel media. She served as Senior Vice President at Pepsico's Frito Lay North America Division from October 2019 to November 2021 and prior to that role served as Vice President and General Manager of the Hispanic Business Unit at Pepsico Beverages North America from October 2017 to October 2019. Prior to joining Pepsico, Ms. Solis was a management consultant at Deloitte Consulting from September 2000 to November 2003. She began her career in 1995 as a Brand Manager in Procter & Gamble Latin America. Ms. Solis holds her master’s degree in public administration and public affairs from the University of Texas at Austin and her bachelor’s degree in international economics from Georgetown University.

Board Contributions: Ms. Solis has significant experience leading consumer marketing, advertising and brand strategy initiatives. Because she has served in a variety of roles focused on product innovation and the customer experience, we believe she will be a valuable asset for the Company as we execute on our fiber growth plan and continued transformation. We also believe Ms. Solis’s substantial experience with consumer marketing and branding, including the creation of business strategies for core brands, will be complementary to and balance the knowledge of our other board members.

C. Robert Udell, Jr. serves as our President and CEO and as a director. Mr. Udell served as Chief Operating Officer from May 2011 to December 31, 2014, and as President from November 2013 until December 31, 2014. He became President and CEO on January 1, 2015. He has served as a director since November 2013. From 1999 to 2004, Mr. Udell served in various capacities at the predecessor of our Texas operations, including Executive Vice President and Chief Operating Officer. From 2004 to November 2013, Mr. Udell served as Senior Vice President. Prior to joining the predecessor of our Texas operations in March 1999, Mr. Udell was employed by our predecessor from 1993 to 1999 in a variety of senior roles, including Senior Vice President, Network Operations and Engineering. He serves as the former Vice Chair and Chairman of the board of directors of the USTelecom Association and is on the board of the Greater Conroe Economic Development Council. He is also a former member of the board of trustees for The John Cooper School.

Board Contributions: Mr. Udell has been in the telecommunications industry for more than 35 years and has worked in a number of capacities. He brings a broad knowledge of our operating environment, key trends in technology and regulation, and market forces impacting the Company. Because of his role as President and CEO of the Company, he is also able to provide the board with in-depth insight into the Company’s current performance and future plans.

Business experience of continuing executive officers

C. Robert Udell, Jr. Information regarding Mr. Udell is described above under “Business experience of director nominees.”

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Fred A. Graffam III, 56, has served as our Executive Vice President, Chief Financial Officer and Treasurer since December 2022. From October 2017 to November 2022, Mr. Graffam was the Executive Vice President and Chief Financial Officer of Monitronics International, d/b/a Brinks Home Security, a leading home security company in North America. Mr. Graffam had served as Senior Vice President of Finance, Investor Relations & Corporate Development of DigitalGlobe, Inc. from April 2015 to October 2017, as its Interim Chief Financial Officer from September 2014 to March 2015 and as Vice President Financial Planning and Analysis from July 2013 to August 2014. From April 2012 to July 2013, Mr. Graffam was Senior Vice President and Chief Financial Officer - North America/APAC Region at Level 3 Communications, Inc. (Level 3). Before joining Level 3, he spent 17 years with Comcast Corporation, serving as Senior Vice President of its Beltway Region from 2008 to 2011 and as Senior Vice President-Finance, West Division from 2002 to 2008. Mr. Graffam is a certified public accountant and holds a bachelor’s degree from the Alfred Lerner College of Business & Economics at the University of Delaware.

Contributions: Mr. Graffam has over 30 years of experience in financial management, operations and accounting. He has held strategic leadership roles at public and private companies in telecommunications, cable and technology companies. We believe his substantial experience with subscription-based revenue businesses, his strong business and operational acumen, and a deep knowledge of our industry are significant assets to the Company.

Board Diversity Matrix

The matrix below summarizes certain information regarding the diversity of our board of directors:

Board Diversity Matrix
As of April 18, 2024
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	-	-
Part II: Demographic Background	-	-	-	-
African American or Black	-	-	-	-
Alaskan Native or American Indian	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	1	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	6		-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Board recommendation and stockholder vote required

The board of directors recommends a vote “FOR” the election of each of Robert J. Currey, Andrew S. Frey, David G. Fuller, Thomas A. Gerke, Roger H. Moore, Maribeth S. Rahe, Marissa M. Solis and C. Robert Udell, Jr. (Proposal No. 1).

The affirmative vote of a plurality of the votes cast at the meeting at which a quorum is present is required for the election of each of the eight director nominees named above.

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CORPORATE GOVERNANCE AND BOARD COMMITTEES

Are a majority of the directors independent?

Yes. The corporate governance committee undertook its annual review of director independence and reviewed its findings with the board of directors. During this review, the board of directors considered relationships and transactions between each director or any member of his or her immediate family and Consolidated and its subsidiaries and affiliates, including those reported in this Proxy Statement under “Certain Relationships and Related Transactions.” The board of directors also examined relationships and transactions between directors or their affiliates and members of our senior management. The purpose of this review was to determine whether any such transactions or relationships compromised a director’s independence.

As a result of this review, our board of directors affirmatively determined that Messrs. Currey, Fuller, Gerke, Moore and Frey and Mses. Rahe and Solis are independent for purposes of Nasdaq Rules. The board also determined that each member of the audit committee, Messrs. Gerke and Fuller and Ms. Rahe, satisfy the heightened standards of independence for audit committee members set forth in Rule 10A- 3(b)(1) of the Exchange Act. Additionally, the board determined that each member of the compensation committee, Messrs. Frey and Moore and Ms. Rahe, satisfy the heightened standards of independence for compensation committee members pursuant to the Nasdaq Rules.

How are our directors compensated?

The compensation committee reviews compensation and benchmarking data for the Company’s outside directors in connection with setting board retainer levels and compensation for serving on board committees. For 2023, non-employee directors, with the exception of our non-executive Chairman, received the following cash compensation, which was unchanged from 2022:

Cash Compensation
Board Retainer	$76,125
Audit Committee Chair Retainer	$20,000
Compensation Committee Chair Retainer	$13,500
Corporate Governance Committee Chair Retainer	$10,000
Committee Member Retainer	$4,000

In addition to the cash compensation described above, a restricted stock award of 34,976 shares was made to each of the directors, other than Mr. Udell, on March 2, 2023 pursuant to the Amended and Restated Consolidated Communications Holdings, Inc. Long-Term Incentive Plan, as amended (the “LTIP”). The number of shares granted to these directors was determined by dividing a target value of $148,649 by the 20-day average closing price of the Company’s stock ($4.25 per share) as of two trading days before the award date. These restricted stock awards vested in full on December 5, 2023.

Mr. Udell does not receive compensation for his service on the board. Mr. Udell’s compensation is set forth in the Summary Compensation Table and explained further in the Compensation Discussion and Analysis section of this Proxy Statement.

We also reimburse all non-employee directors for reasonable expenses incurred to attend board and board committee meetings.

Our director compensation program was determined following a review of the compensation practices at our peer group. In October 2021, Willis Towers Watson (“WTW”), the compensation committee’s independent compensation consultant, developed a new peer group of 11 companies to evaluate compensation against companies similar in size and scope to us and with whom we compete for investors. In both 2022 and 2023, WTW updated the 2021 peer group analysis to reflect general market changes in director compensation practices, but we did not make any changes to the peer group.

Additionally, in recognition of the time and effort required in connection with the Merger, members of the Special Committee each received a cash payment from the Company for his or her additional services in connection with the Merger consistent with market practice. Accordingly, in December 2023, Messrs. Gerke and Moore and Mrs. Rahe each received a cash payment of $85,000 and Mr. Currey received a cash payment of $100,000, for services performed in 2023 as members of the Special Committee.

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How is our non-executive Chairman compensated?

Mr. Currey serves as the independent Chair of our board of directors. In this capacity, Mr. Currey receives an annual cash retainer of $200,000 instead of the cash compensation described above for our other non-employee directors. In addition, Mr. Currey received an annual restricted stock award with a target value of $148,649 on March 2, 2023, consistent with all other non-employee directors, as well as a cash payment for his service on the Special Committee, as described above.

Director compensation table

The table below discloses all compensation provided to each non-employee director of the Company in 2023.

	Fees Earned or Paid in Cash	Stock Awards	Total
Name	($)(1)	($)(2)	($)
Robert J. Currey, Board Chair	$300,000	$105,628	$405,628
Thomas A. Gerke, Corporate Governance Committee Chair	$179,125	$105,628	$284,753
Roger H. Moore, Compensation Committee Chair	$182,625	$105,628	$288,253
Maribeth S. Rahe, Audit Committee Chair	$189,125	$105,628	$294,753
Andrew S. Frey(3)	$-	$-	$-
David G. Fuller	$84,125	$105,628	$189,753
Marissa M. Solis	$76,125	$105,628	$181,753

1.	Fees include the annual retainer for service as members of the board and committees of the Board, as well as amounts paid to Messrs. Currey, Gerke and Moore and Ms. Rahe related to service as members of the Special Committee.

2.	The amounts in this column represent the grant date fair value ($3.02 per share) of the restricted stock award made on March 2, 2023 to Mr. Currey, Mr. Gerke, Mr. Moore, Ms. Rahe, Mr. Fuller and Ms. Solis; in each case computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Also see Footnote 12 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for an explanation of the assumptions made by the Company in the valuation of these awards. None of our non-employee directors had any unvested awards outstanding as of December 31, 2023.

3.	Mr. Frey is a director designated by Searchlight III CVL, L.P. and is entitled pursuant to the governance agreement with Searchlight III CVL, L.P. to receive similar compensation from the Company for his service on our board as the other outside directors of the Company receive in connection with such service. An annual cash retainer payment of $80,125 and an annual restricted stock award with a grant date value of $105,628 in respect of Mr. Frey’s service as a director in 2023 were received directly by an affiliate of Searchlight III CVL, L.P.

Stock ownership guidelines for non-employee directors

The company maintains guidelines regarding stock ownership by non-employee directors. The ownership guidelines require non-employee directors to own a level of qualifying equity securities with an aggregate market value of at least three times the annual board cash retainer payable to them.

Our stock ownership guidelines provide that, until a non-employee director satisfies the applicable ownership requirement, he or she is required to retain 100% of any covered shares. Covered shares include shares owned directly or indirectly by the non-employee director, and the after-tax value of vested stock option awards and vested restricted stock (i.e., following the disposition of shares to (i) pay any applicable exercise prices for an equity award or (ii) satisfy withholding tax obligations arising in connection with the exercise, vesting, or payment of an award). Non-employee directors must meet the stock ownership requirement within five years of becoming a member of the board. All of our non-employee directors have met this requirement or are within the five-year grant period and are otherwise expected to satisfy this requirement.

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How often did the board meet during 2023?

The board met six times during calendar year 2023. Each director attended at least 75% of the board meetings and meetings of board committees on which they served. In connection with regularly scheduled meetings of the board or standing committees of the board during 2023, the independent directors held four meetings at which only independent directors, or only independent directors and Mr. Currey, were present.

What is the policy regarding director attendance at annual meetings?

Absent special circumstances, each director is expected to attend the annual meeting of stockholders. Each of the Company’s then-current directors attended the 2023 annual meeting of stockholders, which was held virtually.

What is the leadership structure of the board?

In consultation with the corporate governance committee, the board reviews the leadership structure from time to time in order to ensure that the board’s leadership structure is optimal for the board at the current time. Until November 2013, the board had separated the Chairman’s role from the CEO’s role. When Mr. Currey became Chairman of our board of directors in November 2013, the board determined that it would be in the best interests of the Company if he retained the CEO title as well, as a part of the Company’s succession plan. Effective January 1, 2015, as a planned additional step in the CEO succession plans, Mr. Currey became Executive Chairman of our board, but no longer acted as the Company’s Chief Executive Officer. Mr. Udell became President and CEO on January 1, 2015. On January 1, 2018, as the final step in the CEO succession plan, the board appointed Mr. Currey as the non-executive Chairman of our board of directors. The board believes this current separation of duties is in the best interest of the Company. Mr. Currey is a long-time industry veteran and has relationships with other industry participants and the various regulatory and public policy bodies with whom the Company must interact. By serving as Chairman, Mr. Currey is able to bring this knowledge to bear as he works with Mr. Udell, our President and CEO, in the daily decision-making and long-term strategy development for the Company. This structure also provides continuity of leadership and a respectful climate of informed and open dialogue and debate on topics important to the Company and its stockholders. The board does not have a lead independent director, but each of the board’s committees is composed solely of independent directors. Mr. Currey became an independent director under the Nasdaq Rules on December 31, 2020 following the expiration of the three-year period of his transition to non-executive Chairman. The board will continue to review the leadership structure of the board from time to time and will appoint a lead independent director if it determines that doing so would be in the best interests of the Company and its stockholders.

What standing committees has the board established?

The board has standing audit, corporate governance and compensation committees. The membership of the standing committees currently is as follows:

Name	Audit Committee	Corporate Governance Committee	Compensation Committee
Robert J. Currey
Roger H. Moore		*	Chairperson
Maribeth S. Rahe	Chairperson		*
Thomas A. Gerke	*	Chairperson
David G. Fuller	*	*
Andrew S. Frey			*
Marissa M. Solis
* indicates member

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Audit Committee. The audit committee consists of Messrs. Gerke and Fuller and Ms. Rahe. Ms. Rahe serves as the Chair. The board has determined that all members of the audit committee are independent for purposes of Nasdaq Rules and Rule 10A-3(b)(1) of the Exchange Act. The board has also determined that in addition to being independent, and Ms. Rahe is an “audit committee financial expert” as such term is defined under the applicable SEC rules and is presumed to be financially sophisticated for purposes of the Nasdaq Rules.

The audit committee met four times during 2023. The board has adopted an audit committee charter, which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Governance” link.

The principal duties and responsibilities of the audit committee are to assist the board in fulfilling its responsibilities with respect to its oversight of:

●	the quality and integrity of our accounting and financial reporting processes and financial statements;

●	our compliance with legal and regulatory requirements;

●	the independent auditor’s qualifications and independence;

●	the performance of our independent auditors; and

●	the effectiveness of our internal audit, risk management and internal control functions, including reviewing risks and exposures relating to financial reporting, particularly disclosure and SEC reporting, disclosure controls, internal control over financial reporting, accounting, internal and independent auditors, financial policies, and tax, investment, credit, liquidity, information security and cybersecurity matters.

Our audit committee is also responsible for the following:

●	conducting an annual performance evaluation of the audit committee;

●	appointing, retaining, reviewing, terminating and overseeing the work of our independent auditors, as well as approving all audit engagement fees and terms;

●	establishing procedures for (a) receipt, retention and treatment of complaints regarding accounting, internal accounting controls, and other auditing matters and (b) the confidential, anonymous submission of employee concerns regarding questionable accounting or auditing matters;

●	reviewing, overseeing and approving related party transactions for potential conflict of interest situations on an ongoing basis, pursuant to our Related Person Transactions Policy, which we describe beginning on page 56; and

●	preparing committee reports that the SEC requires be included in our annual proxy statement.

The audit committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain outside legal, accounting or other advisors as it reasonably deems necessary to carry out its duties. See the “Report of the Audit Committee of the Board of Directors” on page 26.

Corporate Governance Committee. The corporate governance committee consists of Messrs. Moore, Fuller and Gerke. Mr. Gerke serves as the Chair. The board has determined that each of Messrs. Moore, Fuller and Gerke are independent for purposes of the Nasdaq Rules.

The corporate governance committee met four times during 2023. The board has adopted a corporate governance committee charter, a copy of which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Governance” link.

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The principal duties and responsibilities of the corporate governance committee are as follows:

●	to identify individuals qualified to become directors and to recommend that the board select the candidates for all directorships to be filled by the board or by the stockholders;

●	to develop and recommend to the board the content of our corporate governance principles, including our commitment to social responsibility, a copy of which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Governance” link;

●	otherwise take a leadership role in shaping our corporate governance;

●	to review with management and, as the corporate governance committee deems useful, consultants or legal counsel, the areas of material risk to the Company relating to (i) management continuity and succession planning, (ii) board and board committee continuity and succession planning, (iii) directors’ and officers’ liability insurance, and (iv) other corporate governance matters; and

●	to oversee the evaluation of our board and each committee.

In evaluating candidates for directorships, our board, with the assistance of the corporate governance committee, will take into account a variety of factors it considers appropriate, which may include strength of character and leadership skills; general business acumen and experience; broad knowledge of the telecommunications industry; knowledge of strategy, finance, internal business and relations between telecommunications companies and government; age; diversity; number of other board seats; and willingness to commit the necessary time to ensure an active board whose members work well together and possess the collective knowledge and expertise required by the board. We have paid customary search fees in consideration for assistance in identifying potential nominees to our board. While the board has not adopted a specific policy regarding diversity, it believes the diverse backgrounds and perspectives of its current directors, as described above for each nominee and current director under the heading “Board Contributions,” are well suited to the oversight of the Company’s management team, its business plans and its performance.

Compensation Committee. The compensation committee consists of Mr. Moore, who serves as its Chair, Mr. Frey and Ms. Rahe. The board has determined that each of Mr. Frey, Ms. Rahe and Mr. Moore is independent for purposes of the Nasdaq Rules, including its heightened standards of independence for compensation committee members.

The compensation committee met four times during 2023. The board has adopted a compensation committee charter, a copy of which may also be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Governance” link.

The principal duties and responsibilities of the compensation committee are as follows:

●	to review and approve corporate goals and objectives relevant to the compensation of our CEO, including performance objectives and, based upon a performance evaluation, to determine and approve the compensation of the CEO and other senior officers;

●	to review compensation risk to determine whether compensation policies and practices for employees are reasonably likely to have a material adverse effect on the Company, including whether the design or operation of the Company’s compensation programs encourage employees to engage in excessive risk- taking, are aligned to the interests of stockholders, promote effective leadership and leadership development and appropriately award pay for performance;

●	to approve the grant of long-term incentive compensation Company-wide and recommend amendments to the Company’s executive compensation programs to the board for approval;

●	to review and recommend to the board of directors, or approve, new executive compensation programs, based on its periodic review of the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose;

●	to establish and periodically review policies in the area of senior management perquisites;

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●	to review and make recommendations to our board on incentive-compensation, equity-based and any other similar plans; and

●	to prepare reports on executive compensation that the SEC requires be included in our annual proxy statement.

Additional information on the compensation committee’s processes and procedures for the consideration and determination of executive compensation are addressed in the “Compensation Discussion and Analysis - Processes and Procedures for the Consideration and Determination of Executive Compensation” section of this Proxy Statement.

Role of independent compensation consultant

The compensation committee has directly engaged WTW as its outside consultant to assist it in reviewing the effectiveness and competitiveness of the Company’s executive compensation and outside director programs and policies. The compensation committee has considered the independence of WTW, consistent with Nasdaq requirements, and has determined that it is independent. Further, pursuant to SEC rules, the compensation committee conducted a conflicts of interest assessment and determined there is no conflict of interest resulting from retaining WTW.

The Company paid WTW $38,688 for services provided to the compensation committee in 2023 and $96,868 for services provided to the compensation committee in 2022. WTW also provided pension actuarial services and for other pension-related services, technical and administrative services, and certain other out-of-scope services during 2023, for which the Company paid WTW $208,993. The pension trust paid WTW $485,802 for benefit administration and benefit related services; $148,722 for pension-related services, including actuarial and accounting services, as well as services relating to the finalization of an annuity purchase; and $380,967 in investment management fees. Other than with respect to services to the compensation committee, the decision to engage WTW for these services was made by the Company’s human resource staff and the pension committee of management. The Company’s relationship with WTW is longstanding, pre-dating the Company’s initial public offering of stock, whereby WTW performs ad hoc issue analysis as requested from time-to-time by management, and neither the compensation committee nor the board approved such other services.

WTW’s work in 2023 consisted principally of performing analysis and providing recommendations concerning the compensation programs for the Company’s directors and senior management personnel, as well as consulting support on compensation and pension actuarial services, including:

●	an assessment of the peer group companies to be used in compensation analysis;

●	evaluation of the compensation paid to certain of the Company’s senior management jobs, based on role relative to the peer group and to broad marketplace trends;

●	analysis of total direct compensation programs including salary, bonus and LTI awards;

●	evaluation and recommendations concerning the type, amount and frequency of long-term incentive compensation to be offered to the non-executive senior management personnel; and

●	equity grant cycle and payout curve modeling and consulting support.

For a further description of this work, please refer to the Compensation Discussion & Analysis section.

Board oversight of risk

The Company’s board of directors has responsibility for general oversight of risk management of the Company, including ESG-related risks, and has delegated oversight of certain risks, as appropriate, to the audit committee, the compensation committee and the corporate governance committee, as further described below.

As set forth in the audit committee charter, the audit committee reviews with management and, to the extent the committee deems it appropriate, with the independent auditors or counsel to the Company, compliance with laws and regulations, major pending litigation, and risks and exposures relating to financial reporting, particularly disclosure and SEC reporting, disclosure controls, internal control over financial reporting, accounting, internal and independent auditors, financial policies, and tax, investment, credit and liquidity matters, information security and cybersecurity matters.

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The compensation committee reviews compensation risk to determine whether compensation policies and practices for employees are reasonably likely to have a material adverse effect on the Company, including whether the design or operation of the Company’s compensation programs encourage employees to engage in excessive risk-taking, is aligned to the interests of stockholders, promotes effective leadership and leadership development, and appropriately awards pay for performance. In doing so, the committee reviews the overall program design, as well as the balance between short-term and long-term compensation, the metrics used to measure performance and the award opportunities under the Company’s incentive compensation program, and the implementation of other administrative features designed to mitigate risk such as vesting requirements. In February 2023, the compensation committee reviewed the Company’s compensation policies and practices and determined that these programs are not reasonably likely to have a material adverse effect on the Company.

The corporate governance committee reviews with management and, as the committee deems useful, consultants or legal counsel, the areas of material risk to the Company relating to (i) management continuity and succession planning, (ii) board and board committee continuity and succession, (iii) directors’ and officers’ liability insurance, and (iv) other corporate governance matters.

Management has an Enterprise Risk Management (“ERM”) steering committee in place which includes the CFO and other key executives. The CFO, as ERM committee chairman, is the primary liaison between management and the board regarding the ERM implementation and process. The steering committee has responsibility for the implementation and oversight of the ongoing ERM process including identifying, prioritizing and assigning ownership of key risks. The management team has primary responsibility for monitoring and managing these key risks which could affect the Company’s operating and financial performance. ERM is a standing agenda item on the quarterly board meeting agenda. At least annually, upon reviewing and establishing the financial and operating targets for the next fiscal year, the management team reviews, with the full board, the key risks facing the Company during the upcoming year and the plans the Company has put in place to mitigate those risks.

Searchlight designation rights

In connection with Searchlight’s strategic investment in the Company in September 2020, as described below, Searchlight III CVL, L.P., an affiliate of Searchlight (the “Investor”) and the Company entered into a governance agreement (the “Governance Agreement”), pursuant to which the Investor received certain governance rights, including the right to designate up to two directors to the Company’s board of directors for so long as the Investor’s as-converted common stock ownership percentage is at least 20% and certain approval rights with respect to actions taken by the Company. For so long as the Investor’s ownership is at least 10%, the Investor shall be entitled to nominate one designee to the board and for so long as the Investor’s ownership is at least 5%, the Investor shall be entitled to nominate at least one board observer to attend meetings of the board. For so long as the Investor has a director designee serving on the Company’s board of directors, it is required to vote all shares of common stock beneficially owned by it pro rata with the Company’s shareholders with respect to all director nominees other than the Investor’s director designees. The Investor has designated Andrew S. Frey and David G. Fuller to be its nominees for election to our board.

On September 13, 2020, the Company and Searchlight entered into an Investment Agreement, pursuant to which the Investor invested an aggregate of $425.0 million in the Company in exchange for 39,338,753 shares of the Company’s common stock and a subordinated note, which was converted into 434,266 shares of Series A Preferred Stock. See Footnote 4 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for a more detailed discussion of this transaction.

The Series A Preferred Stock ranks senior to the common stock and each other class or series of capital stock the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and redemption rights.

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The Investor, as the holder of Series A Preferred Stock has one (1) vote per share on any matter on which holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent. The Investor does not have the right to vote on matters other than those specified in the Certificate of Designations, which include matters related to declaration of dividends, capital stock authorizations and issuances, certain restricted payments, incurrence of debt, asset sales, transactions with affiliates, and other matters. The Investor has the right to elect two directors, in addition to its director designation rights under the Governance Agreement, for specified breaches, including the failure to pay dividends for a specified period. On November 22, 2022, in connection with certain financing transactions, the Investor entered into a limited waiver of the payment of dividends and, as a result, its right to elect an additional two directors was not triggered in that instance of non-payment of dividends.

Stockholder recommendations for director nominations

As noted above, the corporate governance committee considers and establishes procedures regarding recommendations for nomination to the board, including nominations submitted by stockholders. Recommendations of stockholders should be timely sent to us, in accordance with the deadlines set forth under the caption “Stockholder Proposals for 2025 Annual Meeting,” either in person or by certified mail, to the attention of the Secretary, Consolidated Communications Holdings, Inc., 2116 South 17th Street, Mattoon, Illinois 61938. Any recommendations submitted to the Secretary should be in writing and should include whatever supporting material the stockholder considers appropriate in support of that recommendation and must include the information that would be required to be disclosed under the SEC’s rules in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as our director, if elected. The corporate governance committee will evaluate all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the corporate governance committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the corporate governance committee may, among other things, conduct interviews, obtain additional background information and conduct reference checks of the candidate. The corporate governance committee may also ask the candidate to meet with management and other members of the board.

Communications with directors

Stockholders interested in communicating directly with the board or the independent directors may do so by writing to the Secretary, Consolidated Communications Holdings, Inc., 2116 South 17th Street, Mattoon, Illinois 61938. The Secretary will review all such correspondence and forward to the board or the independent directors a summary of that correspondence and copies of any correspondence that, in his opinion, deals with functions of the board or that he otherwise determines requires their attention. Any director or any independent director may, at any time, review a log of all correspondence received by the Company that is addressed to members of the board or independent directors and request copies of such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the audit committee and handled in accordance with the procedures established by the audit committee with respect to such matters.

Code of Business Conduct and Ethics

The board has adopted a Code of Business Conduct and Ethics (the “Code”), a copy of which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Governance” link. Under the Code, we insist on honest and ethical conduct by all of our directors, officers, employees and other representatives, including the following:

●	our directors, officers and employees are required to deal honestly and fairly with our customers, collaborators, competitors and other third parties;

●	our directors, officers and employees should not be involved in any activity that creates or gives the appearance of a conflict of interest between their personal interests and the interests of Consolidated; and

●	our directors, officers and employees should not disclose any of our confidential information or the confidential information of our suppliers, customers or other business partners.

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We are also committed to providing our stockholders and investors with full, fair, accurate, timely and understandable disclosure in the documents that we file with the SEC. Further, we will comply with all laws, rules and regulations that are applicable to our activities and expect all of our directors, officers and employers to obey the law.

Our board of directors and audit committee have established the standards of business conduct contained in this Code and oversee compliance with this Code. Training on this Code is included in the orientation of new employees and has been provided to existing directors, officers and employees. If it is determined that one of our directors, officers or employees has violated the Code, we will take appropriate action including, but not limited to, disciplinary action, up to and including termination of employment. If it is determined that a non-employee (including any contractor, subcontractor or other agent) has violated the Code, we will take appropriate corrective action, which could include severing the contractor, subcontractor or agency relationship.

The audit committee

The audit committee is made up solely of independent directors, as defined in the applicable NASDAQ and SEC rules, and it operates under a written charter, which was last amended on April 28, 2023 and which is available by accessing the investor relations section of our website at http://ir.consolidated.com. The charter of the audit committee specifies that the purpose of the audit committee is to assist the board of directors in fulfilling its oversight responsibility for:

●	the quality and integrity of the Company’s financial statements;

●	the Company’s compliance with legal and regulatory requirements;

●	the independent auditors’ qualifications and independence; and

●	the performance of the Company’s independent auditors.

In carrying out these responsibilities, the audit committee, among other things, supervises the relationship between the Company and its independent auditors including making decisions with respect to their appointment or removal, reviewing the scope of their audit services, pre-approving audit engagement fees and non-audit services and evaluating their independence. The audit committee oversees and evaluates the adequacy and effectiveness of the Company’s systems of internal and disclosure controls and internal audit function. The audit committee has the authority to investigate any matter brought to its attention and may engage outside counsel for such purpose.

The Company’s management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the Company’s system of internal controls. The independent auditor’s responsibilities include (i) auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and (ii) auditing the financial statements and expressing an opinion on the effective operation of, the Company’s internal control over financial reporting.

The audit committee met four times during fiscal year 2023. The audit committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The audit committee’s meetings include executive sessions with the Company’s independent auditor and, at least quarterly and at other times as necessary, sessions without the presence of the Company’s management.

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REPORT OF THE AUDIT COMMITTEE TO THE BOARD OF DIRECTORS

As part of its oversight of the Company’s financial statements, the audit committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent auditor, the audited financial statements of the Company for the fiscal year ended December 31, 2023. The audit committee discussed with Ernst & Young LLP such matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The audit committee also has discussed with Ernst & Young LLP the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter the audit committee received from the independent auditor as required by Public Accounting Rule 3526 (Communications with Audit Committees Concerning Independence) regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent auditor the independent auditor’s independence.

Based on its review and discussions referred to above, the audit committee has recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Maribeth S. Rahe, Chairperson
David G. Fuller
Thomas A. Gerke

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PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES

Audit Committee’s Pre-Approval Policies and Procedures

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the audit committee charter, all audit, audit-related tax, and non-audit work performed by our independent registered public accounting firm, Ernst & Young LLP, must be submitted to the audit committee for specific approval in advance by the audit committee, including the proposed fees for such work. The audit committee has not delegated any of its responsibilities under the Sarbanes-Oxley Act of 2002 to management.

Principal Accounting Firm Fees

Fees (including reimbursement for out-of-pocket expenses) paid to our independent registered public accounting firm for services in 2023 and 2022 were as follows:

$ in millions

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2023	$2.3	$-	$0.2	-
2022	$1.9	$-	$0.3	-

Audit Fees include fees billed for professional services rendered by Ernst & Young LLP for the audit of our consolidated financial statements for fiscal years 2023 and 2022, including the audit of internal controls over financial reporting under the Sarbanes-Oxley Act of 2002 and procedures performed in connection with the review of documents filed with the SEC.

Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and internal controls over financial reporting. For 2023, we paid $5 thousand for an audit workpaper review. For 2022, there were no services provided under the Audit-Related Fees category.

Tax Fees include fees billed for professional services rendered by Ernst & Young LLP related to tax consulting and tax compliance services. Tax compliance services for 2023 and 2022 were approximately $0.1 million for each period. Tax consulting services of approximately $0.1 million and $0.2 million for 2023 and 2022, respectively, included consultations related to analysis of debt related items, analysis of ownership change limitations, and consultations related to routine federal and state income tax matters.

For fiscal years 2023 and 2022, there were no other fees. For fiscal years 2023 and 2022, 100% of the Tax Fees disclosed above were approved in reliance on the exceptions to the pre-approval process set forth in 17 CFR 210.2-01(c)(7)(i)(C).

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PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024. Our stockholders are being asked to ratify this appointment at the annual meeting. Ernst & Young LLP has served as our auditors since December 31, 2002.

Board recommendation and stockholder vote required

The board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal No. 2).

Although ratification of the audit committee’s appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of the appointment is a good corporate governance practice. In the event of a negative vote on this proposal, the audit committee will reconsider its selection. Even if this appointment is ratified, the audit committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the audit committee determines that it would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young LLP, expected to be present at the 2024 annual meeting, will have the opportunity to make a statement at the meeting if they desire to do so.

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COMPENSATION COMMITTEE REPORT

This report and the Company’s Compensation Discussion and Analysis was prepared in consultation with the compensation committee’s independent compensation consultant regarding evolving market practices. The compensation committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis as included in this Proxy Statement.

Based upon the review and discussions referred to above, the compensation committee recommended to the board of directors that the Company’s Compensation Discussion and Analysis be included in this Proxy Statement.

The information in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

The compensation committee of the board of directors furnishes the following report to the stockholders of the Company in accordance with rules adopted by the SEC.

This report is submitted on behalf of the members of the compensation committee:

MEMBERS OF THE COMPENSATION COMMITTEE

Roger H. Moore, Chairperson
Andrew S. Frey
Maribeth S. Rahe

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COMPENSATION DISCUSSION AND ANALYSIS

This section of the Proxy Statement is intended to provide stockholders with information about the compensation awarded to the Company’s named executive officers (NEOs) in 2023 and how it was determined. This information includes a description of the key elements of the Company’s compensation program and the philosophy and rationale behind the compensation committee’s executive compensation decisions. The named executive officers in 2023 are listed in the Summary Compensation Table of this Proxy Statement and below:

C. Robert Udell, Jr., President and Chief Executive Officer

Fred A. Graffam III, Executive Vice President, Chief Financial Officer and Treasurer

Overview of 2023: Events Relevant to Executive Compensation

2023 continued the Company’s evolution from its roots as a rural telephone company to becoming a leading fiber-based broadband company. We established four key priorities for 2023:

●	continue to position ourselves for a return to revenue and EBITDA growth by increasing fiber connections across our consumer, commercial and carrier channels;

●	improve the customer experience and deliver beyond our customers’ expectations;

●	drive innovative operational efficiencies by improving processes and reducing costs; and

●	promote and cultivate the culture of the Company by engaging and inspiring our employees to do great things.

We delivered solid results in each of our priority areas:

2023 Priorities	Our Achievements
Position ourselves for a return to revenue growth by increasing fiber connections

●       We achieved over 98% of our 2023 adjusted annual revenue target of $1.132 billion.

●       We achieved nearly 97% of our 2023 adjusted EBITDA target of $330 million, and adjusted EBITDA grew sequentially during Q2-Q4 of 2023. See Appendix A for supplemental disclosure regarding financial reconciliations of Adjusted EBITDA.

●       We exceeded our consumer and SMB fiber net adds target for the year of 73,000.

●       Consumer broadband revenue and commercial data services revenue also experienced sequential growth during Q2 through Q4.

●       We achieved commercial and carrier data and transport revenue of $342 million in 2023, exceeding our goal.

Deliver beyond customer expectations

●       Our net promoter score (NPS) score for Consolidated – Commercial exceeded our 2023 goal and our NPS score for Fidium fell just short of our target by less than 1%.

●       We developed and measured new key performance indicators (KPIs) for customer satisfaction, including Google / social media reviews. Our Google review scores improved significantly year-over-year, as did the number of respondents.

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Drive innovative operational efficiencies

●       We overachieved compared against our targeted average cost per gross add (consumer).

●       We initiated a business simplification and cost savings initiative plan intended to further align our company as a fiber-first provider and we managed the business below our budgeted 2023 operating expense target.

●       We overachieved on cost reduction targets for certain key projects, such as our copper switch migration project.

Engage and inspire each other to do great things

●       We continued to advance our employee engagement initiatives, establishing a foundational e-NPS baseline and industry benchmark measurement and piloting and launching an employee mentorship program.

●       We expanded on our ability to establish and measure environmental, social and governance (ESG) goals and implement initiatives and programs that continue to advance our ESG objectives.

●       We expanded our diversity, equity and inclusion (DEI) council and worked to further develop, support and enhance our DEI initiatives.

●       For the third straight year, we were named a “Best-in-Class Employer” by Gallagher in recognition of our efforts to optimize employee and organizational wellbeing.

Our 2023 performance in these priority areas, along with other 2023 accomplishments, have positioned us to continue our transformation into a leading fiber broadband solution provider, and put the Company on a path to growth.

Key 2023 Compensation Decisions

We value our stockholders’ perspectives on our executive compensation programs. In 2023, over 95% of our stockholders who voted on the proposal approved our executive compensation program, as indicated by our say-on-pay results. We believe this demonstrated stockholders’ positive views of our executive compensation philosophy, pay structure and compensation related decisions.

The following compensation decisions were made by our committee with respect to our named executive officers’ compensation for 2023:

●	Both Mr. Udell’s and Mr. Graffam’s base salary remained unchanged in 2023. Since Mr. Graffam was hired and his salary was established in December 2022, he did not receive any base salary increase in 2023. In addition, Mr. Graffam received a new hire equity inducement award in December 2022 of (i) 103,306 shares of restricted stock with a target value of $500,000, which vests at a rate equal to 25% per year beginning December 5, 2022, and (ii) 113,636 shares of performance stock with a target value of $550,000 which may be earned based on the Company’s performance over a three-year performance period from January 1, 2022 - December 31, 2024. Because of this new hire award, Mr. Graffam did not receive an equity award in our 2023 equity cycle.

●	No changes were made to our named executive officers’ annual incentive targets, and payouts of 64.49% of target were paid to our named executive officers following approval by the compensation committee of our 2023 performance.

●	We continued with a three-year performance period for the performance-based equity grants awarded to Mr. Udell in 2023.

●	In March, the following equity grants were made to Mr. Udell:

●	Time-vested restricted shares with a target value of $1,500,000.

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●	Performance stock awards with a target value of $1,650,000. Mr. Udell’s performance stock award will be measured against a consumer fiber cohort penetration rate goal as a percentage of ready-for-sale passings (i.e., the number of residential fiber connections as a percentage of residential connections to which we have the ability to sell fiber services) and a broadband revenue growth target (composed of fiber-only revenue, including data and transport revenue) and earned following the three-year performance period which ends December 31, 2025, and is subject to adjustment based on our total shareholder return (“TSR”) relative to peers over the same performance period.

●	In January 2024, the number of restricted shares earned by Mr. Udell from a 2021 performance share award was decreased by 12.5% based on the Company’s TSR from January 1, 2021 - December 31, 2023 which was at the 37.5th percentile of the peer group. This resulted in a forfeiture of 27,995 restricted shares. The forfeiture was effective January 25, 2024 upon the approval of the TSR adjustment by our compensation committee.

Executive Compensation Objectives

The compensation committee intends that each key element of our total compensation plan serves specific purposes that help satisfy the objectives of the Company’s executive compensation program while holding our named executive officers accountable for achieving key financial and operational goals. The compensation committee also remains focused on retaining and motivating senior leaders in the Company. The following tables detail the primary overall objectives of our executive pay program, and how those objectives are achieved through the program’s design.

Compensation Plan Objective	How our Compensation Plan Aligns with our Objective
Provide incentives to Company executives to maximize stockholder return

As a part of our long-term equity-based incentive program, the compensation committee uses both time-based and performance-based stock awards in an effort to align the interests of the Company’s executives with stockholders.

By granting a combination of restricted shares that vest based on continued service and performance shares that are earned based on Company performance, executives are encouraged to make decisions that maximize stockholder value. The ultimate value of these awards varies with the performance of the Company’s stock price and thus fortifies the alignment between the executives and stockholders. Performance shares are used to incentivize our executives to pursue the strategic goals of the Company based on the achievement of specified operational performance metrics. Performance shares granted to our named executive officers are earned and vest over a three-year performance period to ensure alignment with long-term goals. For grants issued prior to 2024, these awards are subject to further increase or decrease by up to 25% based on our TSR over the same three-year period. This metric motivates our senior management to maximize the Company’s return and serves as a proxy for our stockholders to compare the Company’s long-term performance to our peers.

In addition to equity-based incentives, the compensation committee bases an executive’s annual cash bonus on the attainment of key corporate performance metrics and objectives, which the compensation committee believes encourages the executives to increase the long-term value of the Company.

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Enable the Company to attract and retain talented, results-oriented executives

An important objective of our executive compensation program is to attract and retain the executive talent needed to successfully lead and manage our operations. In support of this objective, the compensation committee strives to set executive pay levels that are competitive with the median of telecommunications peers and generally consistent with broader industry practices. The Company commissions regular assessments of market pay practices which are completed by WTW, the compensation committee’s independent compensation consultant, to assess our competitive market position. These analyses serve as an important input in helping the Company ensure its compensation programs are competitive within its industry.

In addition to providing competitive pay opportunities, we utilize annual grants of Company stock as a key retention tool in our executive pay program, as previously described.

These awards allow us to recruit talented professionals and create an incentive for named executive officers and other senior leaders to remain employed with the Company.

Reward the management team for achieving key financial and operational objectives, which will promote the long-term viability and success of the business (pay for performance)

The Company’s annual cash bonus plan ties the level of achievement of the Company’s annual financial and operational performance goals to the amount of incentive compensation that we pay to each of our executives each year.

In addition, the Company makes annual LTI awards in the form of performance shares as described above. These awards are earned based on the Company’s achievement of long-term financial and operational performance goals. As a result, a significant portion of each executive’s total compensation is dependent on the degree to which performance goals are achieved. This provides an incentive for the Company’s executives to increase performance with respect to these measures, and in turn increase stockholder value. The compensation committee believes that incentivizing our executives to achieve key performance goals will drive results that will enhance stockholder value.

A foundation of the Company’s executive compensation program is providing a mix of compensation that includes substantial “at risk” pay for named executive officers, to be earned based on their achievement of performance objectives. As shown below, 85% of the target total direct compensation for Mr. Udell is “at risk” based on performance and 75% of the target total direct compensation for Mr. Graffam is “at risk.” The target total direct compensation for Messrs. Udell and Graffam includes 2023 base salaries, 2023 target STI award values and target LTI award values as approved by the compensation committee. For Mr. Udell, the graph below includes the target value of his 2023 LTI award. For Mr. Graffam, the graph includes the target value of his December 2022 new hire LTI award (as he was not issued a 2023 LTI grant).

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Processes and Procedures for the Consideration and Determination of Executive Compensation

The board of directors annually establishes and approves the operating and performance goals for the Company, and the compensation committee determines the appropriate criteria for linking compensation of the named executive officers to performance related to these goals, including the establishment of:

●	base salary amounts for the Company’s executive officers;

●	an annual cash bonus plan for the Company’s executive officers;

●	long-term equity-based incentive compensation and all policies related to the issuance of restricted shares and performance shares by the Company; and

●	annual and multi-year performance goals under the Company’s long-term equity-based incentive plan.

When making annual compensation decisions, our compensation committee considers peer group pay levels, overall Company performance, the performance of executives, budget constraints, and its long-term goal of providing our executives with overall compensation opportunities that approximate the median of the Company’s peer group, to bring their compensation opportunity in line with competitors.

Each year, the compensation committee’s independent compensation consultant updates a peer group analysis that our compensation committee uses to compare our executives’ compensation opportunities to market. Along with its annual performance review, the compensation committee considers this analysis and other objectives to approve base salary, target short-term incentive (“STI”) and long-term incentive (“LTI”) awards for the CEO, the CFO and other key senior managers.

The compensation committee’s assessment included an evaluation of year-over-year increases in base salary, target STI and LTI compensation, and total compensation levels and a comparison of those compensation levels against benchmark positions in the Company’s peer group. As part of this assessment, the compensation committee reviewed the performance of the CEO and discussed with the CEO the performance of the CFO and the CEO’s recommendations for adjustments to the CFO’s compensation. On an annual basis, the compensation committee reviews the relevance of the Company’s performance benchmarks for alignment with our long-term strategic plan.

Role of Executive Officers, Management and Independent Compensation Consultant

The compensation committee, with the input of the full board of directors, conducts an annual review of the CEO’s performance and typically evaluates and approves CEO compensation during an executive session of the board. The compensation committee evaluates and approves compensation for the CFO and other key members of senior management based on the CEO’s evaluation of performance and recommendations, as well as the peer group analysis.

Please see the caption “Corporate Governance and Board Committees - Role of Independent Compensation Consultant” on page 22 for an explanation of the role of the compensation committee’s outside consultant, WTW.

Peer Group and Market Data

In September 2021, the compensation committee asked WTW to evaluate the Company’s peer group used for purposes of assessing the competitiveness of our executive compensation program. This review was completed to ensure the group appropriately represented the Company’s scope and scale of operational complexity. The peer group developed in that analysis is listed below.

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● Akamai Technologies, Inc.	● j2 Global, Inc.
● ATN International, Inc.	● Shenandoah Telecommunications Company
● Cable One, Inc.	● Telephone and Data Systems, Inc.
● Cogent Communications Holdings, Inc. ● IDT Corporation ● Iridium Communications Inc.	● United States Cellular Corporation ● Vonage Holdings Corp. ● WideOpenWest, Inc.

This peer group was used as the basis for a competitive market assessment of our executive compensation for consideration in making adjustments to 2022 compensation. At the request of the compensation committee, WTW updated the market analysis in September 2022 for this same peer group, which the compensation committee reviewed in establishing our 2023 executive compensation program.

Elements of Executive Compensation for 2023

The key elements of the 2023 executive compensation program for our named executive officers were:

●	annual base salary;

●	an opportunity to earn annual cash bonuses directly linked to achievement of certain of the Company’s annual financial and operational performance goals; and

●	equity compensation consisting of a grant of time-vesting restricted shares and a grant of performance shares that are earned and vest based on achievement of financial (broadband revenue growth) and operational (consumer fiber cohort penetration) performance goals, as adjusted based on the Company’s total stockholder return relative to peers.

The Company also provides severance and change-in-control benefits, as well as a limited number of perquisites and other personal benefits to its executive officers.

Annual Base Salaries for 2023

We pay our named executive officers an annual base salary, which the compensation committee believes provides financial stability and recognizes an individual’s contributions to and responsibilities with the Company.

Mr. Graffam’s base salary for 2023 was negotiated and approved by the compensation committee in December 2022 as part of his new hire employment arrangement. In its evaluation of Mr. Graffam’s base salary upon hire and its annual review of the salary of Mr. Udell for 2023, the compensation committee considered:

●	the market position of the Company’s executive compensation program relative to its peer group and the compensation committee’s desire to continue to transition the compensation of our named executive officers to competitive levels over a multi-year period;

●	the Company’s achievement of its performance goals for the previous year;

●	performance of the executive during the previous year, including that individual’s contribution to the Company’s attainment of its pre-established performance goals; and

●	salary levels of comparable positions in the Company’s peer group.

After reviewing these factors, the compensation committee did not adjust our named executive officers’ 2023 base salaries, and instead maintained the base salaries at the 2022 level.

Annual Short-Term Incentive Bonus for 2023

The Company also maintains an annual STI cash bonus plan designed to reward achievement of annual Company performance goals. The compensation committee believes that consistent attainment of these goals is critical to the Company’s success. In 2023, Mr. Udell and Mr. Graffam were eligible to participate in the bonus plan, which provided them with the opportunity to earn a cash bonus payment. The payment was measured as a percentage of their base salary and was based on the achievement of criteria established by the compensation committee.

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For 2023, the compensation committee established the bonus targets for each named executive officer, as a percentage of 2023 salary level, based on its assessment of the appropriate balance and mix between base salary and STI bonus in determining the total cash to be paid to each executive. The target bonus opportunities for 2023 as a percentage of salary remained unchanged at 120% for Mr. Udell and 100% for Mr. Graffam.

Pursuant to the 2023 bonus plan, the compensation committee established a performance award formula which linked payouts to the weighted average achievement across the performance metrics it established. Target payout would be made if the performance metrics were attained between a target range of 97.5% to 102.5% (the “Target Range”). The payout was capped at a maximum of 120% of the target level if the goals were attained at the 120% level or higher. Payout would be zero if the performance goals were attained below the 80% level. Performance achievement (i) above 80.0%, but below the Target Range, and (ii) above the Target Range up to 120%, would result in a payout according to a straight-line linear calculation as reflected on the following payout curve:

2023 STI Payout Curve

In February 2023, the compensation committee approved goals relating to the following STI performance metrics for Mr. Udell and Mr. Graffam:

●	total broadband net adds and total fiber net adds for Consumer and small and medium business (SMB);

●	net promoter scores (NPS) for Fidium, Consolidated (CCI) for Consumer, and Consolidated (CCI) for Commercial & Carrier;

●	total revenue;

●	adjusted EBITDA; and

●	other operating goals.

These metrics were chosen in part based on the “value creation plan” (VCP) originally developed by management in 2020, which focused on key long-term and short-term strategic business priorities established in connection with our Fiber-to-the-Premises (FttP) build plan. Incorporating these metrics resulted in less overlap in our annual and long-term performance goals (which had been the case in prior year).

The table below details the specific performance targets established for each of the 2023 performance measures, the weighting of each measure in determining incentive payouts, our actual 2023 performance, and the resulting payout of 64.49% as a percentage of target under our plan.

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Performance Measure(1)	Target	Actual	Attainment	Measure Weighting	Weighted Attainment	Payout (% of Target)
Total broadband net adds, and total fiber net adds	33,500 73,000	24,286 74,349	90.37%	20%	18.07%
Net promoter scores (NPS) for Fidium and Consolidated (CCI)	Fidium >50; CCI Commercial >20; CCI Consumer >15	Fidium: 49; CCI Comm: 21 CCI Cons: 10	89.90%	20%	17.98%
Total revenue	$1,132 million	$1,110.1 million	98.07%	20%	19.61%
Adjusted EBITDA(2)	$330 million	$319.2 million	96.72%	20%	19.34%
Other financial and operating goals	See below		81.38%	20%	16.28%
Total				100%	91.29%	64.49%

(1) The first two STI performance measures (net adds and NPS) include more than one sub-measure. Each sub-measure was separately measured and weighted equally (i.e., 50%/50% for net adds and 33.3%/33.3%/33.3% for NPS) within the aggregate 20% weighting.

(2) For purposes of the 2023 STI cash bonus plan, adjusted EBITDA is a non-GAAP measure further described in Appendix A - Supplemental Disclosure Regarding Non-GAAP Information.

The compensation committee established annual performance targets for adjusted EBITDA and total revenue in 2023 that represented performance goals that would incentivize management and drive improved financial performance. The 2023 targets were set to establish realistic performance goals reflecting the ongoing transformation of the Company from a rural telephone company to a fiber-based broadband service provider and recognizing that we continue to be in an early stage of our fiber build plan. In setting these targets, the committee also considered the continued financial and operating challenges facing our sector, the impact of non-strategic asset divestitures, as well as the impact of external events such as supply chain disruptions and inflationary pressures on our business.

In light of these factors, the performance target for revenue and adjusted EBITDA was lower in 2023 compared to our 2022 target. The reduced targets reflected the impact of non-strategic asset divestitures that occurred in 2022, ongoing competitive pressures and continued challenges with our business, including continued erosion of video, voice and network access revenue and further planned declines in carrier data revenue as a result of price reductions in contract renewals with our wireless backhaul partners.

With respect to our 2023 revenue target, the performance target was modestly lower than both the 2022 revenue target and 2022 actual revenue (the 2023 target was reduced by approximately 5% in both cases). Importantly, our VCP and growth plan emphasize factors that we believe will drive improved revenue performance, including new fiber passings and growth in fiber and broadband net adds, in addition to the focus on improvements in the growth of broadband, data and transport revenue or what we refer to as “growth revenue.” Because our legacy copper and voice revenues are expected to continue to decline as we transition to fiber and new technologies, our strategic plan includes commercial and carrier growth revenue as a valuable measurement of our ability to expand fiber services in our markets. In 2023, we established an adjusted broadband & data and transport revenue target of $340 million. We achieved over 100% of our target goal in 2023 and 99.5% of our actual 2023 broadband & data and transport revenue target last year.

Similarly, our 2023 adjusted EBITDA target was reduced year-over-year compared to our 2022 adjusted EBITDA target and 2022 actual adjusted EBITDA results. Notably, a substantial reduction in our 2023 adjusted EBITDA was driven by the impact of non-strategic asset divestitures, including a $29.2 million reduction related to the sale of our wireless partnerships and a $15.7 million reduction in adjusted EBITDA related to the sale of our Kansas City and Ohio assets.

Other financial and operating goals. In addition to the specific financial and operational metrics based on our VCP and Company goals, the committee approved five equally weighted additional financial and operating goals. The following table lists these goals and our achievements during 2023. For both named executive officers, an attainment level of 81.38% was approved with respect to these other financial and operating goals for 2023.

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Financial and Operating Goals	2023 Achievements

Return to revenue growth

●      Build > 225,000 ready-for-sale fiber passings in 2023.

●      Achieve combined 2023 commercial and carrier data & transport revenue of $340 million, while maintaining or reducing the rate of commercial and carrier churn.

●      We built 227,500 new fiber passings with 212,000 released for sale.

●      We achieved combined 2023 commercial and carrier data & transport revenue totaling $342 million, while maintaining a stable commercial and carrier churn rate.

Deliver beyond customer expectations ● Develop and measure additional KPIs for customer satisfaction, including social media reviews and similar metrics.

●      We developed and measured new KPIs for customer satisfaction, including Google / social media reviews.

●      Our Google reviews more than doubled during the year, as did the number of respondents.

●      Our NPS score for Consolidated – Commercial exceeded our 2023 goal and our NPS score for Fidium was less than 1% below our target.

Prudently invest capital ● Prudently invest $427 million in capital expense in order to achieve our fiber build and installation targets.

●      We exceeded budget for 2023 largely due to higher than expected year-end inventory balances; however, in the back half of the year, we were successful in lowering our capex run rate and substantially resolving certain inventory management, supply chain and related operational issues exacerbated by the pandemic.

Drive innovative operational efficiencies

●      Achieve average cost per gross add (consumer) target.

●      Achieve average cost per new fiber location built (consumer) target.

●      Achieve average cost per fiber install (consumer) target.

●      Manage the business to or below budgeted 2023 operating expenses.

●      Achieve 2023 cost reduction project milestones (e.g., overall copper switch migration project).

●      We overachieved vs. target with respect to average cost per gross add (consumer).

●      We slightly underperformed vs. our goal with respect to average cost per new fiber location built (consumer).

●      We failed to meet our target with respect to average cost per fiber install (consumer).

●      We maintained 2023 operating expenses below budget for the year.

●      We overachieved on 2023 cost reduction milestone projects by reducing costs in excess of target.

Engage and inspire our teams to do great things

●      Create a better employee experience from onboarding through career training and development initiatives to improved employee satisfaction that attracts and retains top talent.

●      Expand DEI Council and develop, support and enhance our DEI initiatives.

●      Expand on our ability to establish and measure Environmental, Social and Governance (ESG) goals and implement initiatives and programs that advance our ESG objectives.

●      Establish a foundational e-NPS baseline and industry benchmark measurement.

●      Pilot and launch Employee Mentorship Program (pilot in Q1 and full launch by Q3).

●      We continued to advance our employee engagement initiatives, establishing a foundational e-NPS baseline and industry benchmark measurement and piloting and launching an employee mentorship program.

●      We expanded our diversity, equity and inclusion (DEI) council and onboarded new members during the year, including providing monthly educational articles and resources to employees and launching a book club to engage employees in thoughtful discussion.

●      For the third straight year, we were named a “Best-in-Class Employer” by Gallagher in recognition of our efforts to optimize employee and organizational wellbeing.

Based on our 2023 performance and the structure of our annual incentive plan, the following annual incentive payouts were approved for our named executive officers.

Executive	Target Annual Incentive	Actual Annual Incentive
C. Robert Udell, Jr.	$771,120	$497,295
Fred A. Graffam III	$500,000	$322,450

Long-Term, Equity-Based Incentives for 2023

The Company maintains the stockholder approved LTIP that provides for grants of stock options, stock, stock units and stock appreciation rights and for the adoption of one or more cash incentive programs. The Company’s non-employee directors and certain employees, including named executive officers, are eligible for grants under the LTIP. The principal purposes of the LTIP are to:

●	provide named executive officers with incentives to maximize stockholder return and contribute to the Company’s long-term success; and

●	enable the Company to attract, retain and reward the best available individuals for positions of responsibility.

The compensation committee administers the LTIP, approving the type of awards granted, award provisions, grant timing and award sizes.

Each year, the compensation committee determines the economic value of target annualized long-term incentive compensation awards for each executive eligible to participate. For 2023, the committee approved a target LTI grant value of $3,000,000 for Mr. Udell (with the target value being subject to a 10% increase in value to performance shares awards for performance risk). This represented an approximate 4% decrease to the target LTI grant value for Mr. Udell approved by the compensation committee in 2022. Mr. Graffam did not receive an LTI award in 2023 because he received an inducement equity award in December 2022 in connection with the commencement of his employment with the Company.

Annual Time-Based Restricted Stock Grants

In March 2023, the compensation committee approved a grant of time-based restricted shares to Mr. Udell representing approximately 50% of his target annual LTI award value. This award vests ratably over approximately four years based on continued service.

The table below shows the target value allocated to restricted shares, the number of shares granted to Mr. Udell, and the grant date fair value of the award. The fair value of the shares is based on a stock price of $3.02 per share as of the March 2, 2023 grant date. The number of shares granted was determined by converting the target LTI value into shares of stock at a price of $4.25 per share, reflecting the twenty-day average closing price of our stock as of two trading days before the applicable grant date. We use this methodology to ensure that price movement on the date the awards are granted do not positively or negatively impact the number of shares granted:

Name	2023 Time-Based Annual Grant Value	2023 Time-Based Restricted Shares Granted	Fair Value of Restricted Shares as of the Date of Grant
C. Robert Udell, Jr.	$1,500,000	352,941	$1,065,882

Annual Performance Share Grants

The compensation committee also approved the grant of a performance share award for Mr. Udell in March 2023 based on approximately 50% of the target annual LTI value. Because of the inherent risk associated with achieving the performance targets, the compensation committee included a 10% increase to the target value used to determine the number of performance shares granted to account for performance risk. Similar to the restricted stock awards, the number of performance-based shares to be awarded at target was determined by converting the assigned target performance share values into shares using the 20-day average closing price of our stock as of two trading days before the grant date.

The 2023 performance share awards entitle Mr. Udell to earn shares depending on the level of attainment relative to the performance goals over the three-year performance period (January 1, 2023 - December 31, 2025). Attainment of the goals at the target level results in the target number of performance shares being earned, and performance above or below the target levels result in an increase or decrease in the number of performance shares being earned. The earned performance share awards then remain subject to adjustment based on our total shareholder return relative to our peer group over the same performance period.

These goals were based on objectives we established under a multi-year performance plan and were created in order to better align our strategic goals with key value drivers for our business. By establishing separate LTI metrics, we mitigated direct overlap with our STI performance metrics and we set goals that were more aligned with the long-term objectives established under the VCP. We believe that measuring achievement over a multi-year performance period further aligns our named executive officers’ interests in the long-term value creation goals established by our board. Failure to meet the three-year performance criteria goals will result in all or a portion of the performance share awards for our named executive officers not being earned. Performance targets and results are subject to normalization to reflect asset sales and other customary adjustments.

In 2023, our compensation committee approved the following performance criteria and LTI payout curve below:

Metric	Weighting	3 Year Performance Target
Cumulative consumer fiber cohort penetration rate	50%	27.7%
Broadband revenue growth (includes data and transport and broadband fiber)	50%	12.6%

The number of performance shares earned based on our performance remain subject to adjustment based on our total shareholder return over the period from January 1, 2023 - December 31, 2025 relative to the following peer group companies:

● Akamai Technologies, Inc.	● Ziff Davis, Inc. (formerly j2 Global, Inc.)
● ATN International, Inc.	● Shenandoah Telecommunications Company
● Cable One, Inc.	● Telephone and Data Systems, Inc.
● Cogent Communications Holdings, Inc. ● IDT Corporation ● Iridium Communications Inc.	● United States Cellular Corporation ● WideOpenWest, Inc.

The performance shares will be increased or decreased by up to 25% based on our relative total shareholder return, according to the following scale:

Relative TSR	Performance Share Adjustment
75th Percentile	+ 25%
50th Percentile	No Adjustment
25th Percentile	-25%

If our relative performance is between any of the defined percentile ranks, the adjustment factor will be linearly interpolated. Moreover, if our total shareholder return for the three-year period is negative, no upward adjustment in the number of performance shares will be made.

The table below shows the target value allocated to performance shares, the number of shares granted to Mr. Udell, and the grant date fair value of the awards. The fair value of the shares is based on a stock price of $3.02 per share as of the March 2, 2023 grant date. The number of shares granted was determined by converting the target LTI value into shares of stock at a price of $4.25 per share, reflecting the twenty-day average closing price of our stock as of two trading days before the applicable grant date. We use this methodology to ensure that price movement on the date the awards are granted do not positively or negatively impact the number of shares granted:

Name	2023 Performance-Based Annual Grant Value	2023 Performance Shares Granted	Fair Value of Performance Shares as of the Date of Grant
C. Robert Udell, Jr.	$1,650,000	388,235	$1,172,470

2021 Performance Share Award

In May 2021, Mr. Udell was awarded 223,960 performance shares, for which achievement was measured based on the Company’s performance in 2021. Following the end of the annual measurement period for those shares, the compensation committee approved the award of restricted stock grants of 223,960 shares to Mr. Udell as a result of the attainment of the 2021 performance metrics at 100% of target levels. These metrics included annual broadband revenue growth and homes passed goals. These restricted shares remained subject to a three-year vesting period through the end of December 31, 2023 and were also subject to a total shareholder return adjustment of up to 25% based on the Company’s total shareholder return over the period from January 1, 2021 through December 31, 2023, relative to the total shareholder return of the then-current group of peer companies. At the end of 2023, we commissioned an actuarial consultant to calculate the Company’s shareholder return performance against the Company’s 2021 proxy peer group. That calculation yielded a total shareholder return performance for the Company of (14.1)%, which resulted in a realized return at the 37.5th percentile of the peer group and a decrease of 12.5% to the number of shares of restricted stock earned by Mr. Udell. Following this adjustment, Mr. Udell forfeited 27,995 shares of restricted stock on January 25, 2024.

Stock Ownership Guidelines for Named Executive Officers

We believe that our named executive officers should have a significant financial stake in the Company to ensure their interests are further aligned with those of our stockholders. To that end, the compensation committee has adopted stock ownership guidelines for certain executive officers covered under the guidelines, including our named executive officers. Under the guidelines, covered executives are expected to attain and retain a level of qualifying equity securities equal to a multiple of their annual base salary. In determining whether a covered executive has met the applicable ownership requirement, we include:

●	shares owned outright by covered executives, including direct ownership of shares as a registered or beneficial holder and ownership of shares in a manner that would be treated as indirect ownership pursuant to Section 16 of the Securities Exchange Act of 1934 (including, without limitation, shares held in retirement savings accounts), so long as the shares are accessible by the covered executive; and

●	the after-tax value of any vested or unvested restricted stock awards.

These forms of ownership are collectively referred to below as the “Covered Shares.”

Our stock ownership guidelines provide that until a covered executive satisfies the applicable ownership requirement, he or she is required to retain a specified percentage of any Covered Shares awarded to the executive until such time as a certain ownership percentage (expressed as a multiple of base salary) is achieved. The types of covered executives and their required ownership levels and retention percentages are as follows:

Covered Executives	Ownership Requirement	Retention Percentage
Chief Executive Officer	5x Annual Base Salary	50%
Other Named Executive Officers (NEOs) as Designated by CEO	3x Annual Base Salary	50%

The stock ownership guidelines took effect January 1, 2018 and require each non-employee director and each named executive officer to satisfy his or her guideline level within five years of the effective date of the program. As of December 31, 2023, Mr. Udell satisfies the ownership requirement and Mr. Graffam is within the five-year ramp period for compliance.

All Other Compensation

As part of our executive compensation program, the Company may from time-to-time provide its executives some or all of the following other benefits:

●	expenses paid for business-related meals and travel for spouses (if applicable and only when the executive is required to attend Company functions);

●	tax reimbursement for taxes associated with business-related travel for spouses, if applicable and only when the executive is required to attend Company functions; and

●	Company matching contributions to its 401(k) plan.

In connection with the commencement of his employment in 2022, we also agreed to reimburse Mr. Graffam for certain expenses associated with his relocation to the Conroe, Texas area. Where applicable, the “All Other Compensation” column of the Summary Compensation Table on page 45 shows the aggregate amounts of such compensation paid to each of the named executive officers.

Employment Security Agreements

The Company maintains Employment Security Agreements (“ESAs”) with each of our named executive officers as well as certain other executives. These agreements provide benefits upon certain terminations of employment following a change in control of the Company, as well as in the event of certain termination of employment that are not in connection with a change in control. Please see the caption “Potential Payments upon Termination or Change in Control of the Company - Employment Security Agreements” below for an explanation of the terms of the ESAs.

The Company believes that the protections afforded by the ESAs, including extending the benefits to employment terminations not in connection with a change in control, are a valuable incentive for attracting and retaining its top executives to promote leadership stability, and are in line with market practice. Our compensation committee and board believe that the agreements are particularly important because the Company does not have employment agreements or long-term arrangements with its executives. The Company also benefits from certain restrictive covenants, including non-competition covenants, contained in these agreements.

Incentive Compensation Recoupment Policy

We have adopted a compensation recovery policy that requires the recovery of certain erroneously paid incentive compensation received by our Section 16 officers on or after October 2, 2023, as required by new SEC rules and NYSE Listing Standards implemented pursuant to the Dodd-Frank Act, and which can be recovered from time-vesting or performance-vesting equity compensation (in addition to other forms of compensation).

In addition to the Clawback Policy, we continue to maintain our incentive compensation recoupment policy as in effect prior to the implementation of the Clawback Policy, which applies to all named executive officers and other persons designated by the board of directors as being subject to the policy (the “covered persons”). The policy provides that, in the event of a restatement of the financial statements of the Company necessary to reflect the correction of one or more errors that are material to those financial statements, the board of directors may seek recoupment from the following sources of incentive compensation: (i) cash incentive compensation and (ii) equity-based compensation. The board of directors may recoup similar incentive compensation under any Company plan, arrangement or agreement, whether existing currently or in the future. The policy requires that the board of directors has the sole discretion to decide whether or not to recoup incentive compensation received by a covered person (which would include any equity granted or settled) and the amount of such recoupment. The board of directors, at a minimum, seek to recoup all incentive compensation received by any covered person (which would include any equity granted or settled) during the three completed fiscal years and the current partial year preceding the date on which the Company is required to prepare the restatement that is in excess of the incentive compensation that would have been paid to the covered person under the restatement. Any such recoupment would apply to all covered persons, regardless of whether the covered person was involved in the restatement.

Anti-Hedging and Derivative Securities

The Company’s insider trading policy and anti-hedging practices prohibit our named executive officers, directors and employees on the Company’s restricted trading list from purchasing or selling derivative securities relating to our stock. Officers, directors and employees on the Company’s restricted trading list are also prohibited from engaging in any hedging or monetization transactions, such as zero-cost collars and forward sale contracts involving the Company’s securities. Directors and executive officers may not pledge the Company’s securities under any circumstances and in particular may not purchase Company securities on margin.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by public companies to certain covered employees to $1 million. While tax deductibility may be taken into consideration by the compensation committee as a factor in our overall compensation program, the compensation committee retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

Accounting for Stock-Based Compensation

Under FASB ASC 718, we are required to estimate the grant date “fair value” for each grant of equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table lists information regarding the compensation for the years ended December 31, 2023, 2022, and 2021, of our President & CEO and CFO, to whom we refer, collectively, as the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
C. Robert Udell, Jr., President & Chief Executive Officer	2023	642,600	0	2,273,293	497,295	20,448	(2)	3,433,636
	2022	642,600	0	2,209,482	494,519	18,948		3,365,550
	2021	612,000	0	3,453,056	588,439	18,048		4,671,543
Fred A. Graffam III, Chief Financial Officer & Treasurer(3)	2023	500,000	0	0	322,450	119,507	(4)	941,957
	2022	41,667	392,466	993,491	0	1,181		1,428,805

1.	The amounts in this column represent the grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, of the restricted stock granted in 2023, 2022 and 2021 and the number of performance shares awarded in 2023, 2022 and 2021 based upon the probable outcome of the performance conditions. Performance shares remain subject to a relative TSR modifier over a three-year performance period following grant, which may increase or decrease the number of shares actually awarded by up to 25%. The fair value of each performance share award is estimated on the applicable date using a Monte Carlo simulation which factors in the number of awards expected to be earned based on the achievement of the market-based condition. This model simulates the various movements of our stock price and the predetermined peer group using certain assumptions, including the stock price of our common stock and those of the peer group, stock price volatility, correlation coefficient, expected term, term-matched risk-free interest rate, and expected dividend yield. The fair value of the 2023 performance share award using the closing price of our common stock on the grant date and assuming the maximum level of performance, which includes an increase of 25% for TSR, is $2,198,381 for Mr. Udell.
2.	This amount includes $19,800 of matching contributions made in 2023 under the Company’s 401(k) Plan on behalf of Mr. Udell. Mr. Udell also received reimbursement of $648 for the discount he earned on his premium share for the Company’s Health Program as part of his participation in the Company’s Wellness program.
3.	Mr. Graffam was hired as our Executive Vice President, Chief Financial Officer & Treasurer on December 1, 2022.
4.	This amount includes $19,800 of matching contributions made in 2023 under the Company’s 401(k) Plan on behalf of Mr. Graffam. Mr. Graffam also received $99,707 for relocation expenses.

2023 Grants of Plan-Based Awards

This table sets forth information for each named executive officer with respect to (1) estimated possible payouts under non-equity incentive plan awards and (2) equity incentive plan awards granted in 2023.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Awards ($)(4)
C. Robert Udell, Jr.		0	771,120	925,344
	3/2/2023				0	388,235	582,353		1,172,470
	3/2/2023							352,941	1,065,882
Fred A. Graffam III		0	500,000	600,000

1.	Payouts under the STI bonus plan were based on performance in 2023. The performance metrics were set in February 2023, as described in the Compensation Discussion and Analysis section under the caption “Annual Short-Term Incentive Bonus for 2023.” The amounts actually paid under the bonus plan for 2023 appear in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Pursuant to the bonus plan for 2023, the compensation committee established a performance award formula which linked the payouts to the weighted average achievement across the STI goals it had established. Target payout would be made if the performance goals were attained between a target range of 97.5% to 102.5% (the “Target Range”). The payout was capped at a maximum of 120% of the target level if the goals were attained at the 120% level or higher. Payout would be zero if the performance goals were attained below the 80% level. Performance achievement (i) above 80.0%, but below the Target Range; and (ii) above the Target Range up to 120%, would result in a payout determined based on linear interpolation.
2.	These columns show the threshold, target and maximum number of shares that could be awarded following the three-year performance period ending December 31, 2025 pursuant to a performance share award granted in March 2023. Pursuant to the LTIP, the compensation committee awarded performance shares in 2023 to executives, which reflected the target number of shares to be granted if target LTI performance goals set by the compensation committee for 2023 are met. The target award is subject to adjustment based on the weighted average level of attainment of the performance goals. Awards are capped at a maximum issuance of 150% of the target number of shares if the LTI goals are attained on a weighted average basis at a level of 120% or higher. No shares will be earned if the goals are attained at a level below 80% performance. A weighted average achievement in the Target Range would result in a payout of 100% of the target number of shares. Performance achievement (i) above 80.0%, but below the Target Range; and (ii) above the Target Range up to 150%, would result in issuance number of shares earned determined based on linear interpolation. The number of performance shares earned based on LTI performance goals is subject to further adjustment at the end of the three-year performance period based on relative TSR performance during the performance period which is not reflected. If TSR is at median (or is negative), no adjustment is made. If TSR is at or above the 75% percentile, the number of performance shares that vest is increased by up to 25% (maximum). If TSR is at or below the 25% percentile, the amount of performance shares that vest is decreased by up to 25%. Achievement between the 25th percentile and 75th percentiles results in a proportionate straight-line adjustment. The LTIP is described in the Compensation Discussion and Analysis section under the caption “Long-Term, Equity Based Incentives.”
3.	This column shows the number of time-vesting restricted shares awarded to Mr. Udell in 2023. These restricted shares vest at a rate equal to 25% per year beginning December 5, 2023.
4.	This column shows the grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, of the time-based restricted stock awards and the performance share awards made in 2023 to the named executive officers. See Footnote 12 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for an explanation of the assumptions made by the Company in the valuation of these awards.

Outstanding Equity Awards at 2023 Fiscal Year-End

This table sets forth information for each named executive officer with respect to each award of restricted stock and performance shares that remained outstanding at December 31, 2023.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
C. Robert Udell, Jr.(4)	426,067	$1,853,391	855,214	$3,720,181
Fred A. Graffam III(5)	51,652	$224,686	113,636	$494,317

1.	With respect to Mr. Udell, the unvested shares represent a mix of time-based restricted shares from the grants made in May 2021, March 2022 and March 2023. With respect to Mr. Graffam, the unvested shares represent time-based restricted shares granted in December 2022 as an inducement award.
2.	Represents the number of shares of common stock covered by the restricted shares valued using $4.35 (the closing market price of the Company’s common stock as reported in The Wall Street Journal for December 29, 2023, which was the last trading day of fiscal year 2023).
3.	For Mr. Udell, represents the number of unvested performance shares measured at target from grants made in May 2021 (which were measured against one-year performance goals) that have been earned by the executive, subject to continued employment through the applicable vesting period and from grants made in March 2022 and March 2023 which are subject to a three-year performance period. These unvested performance shares are also subject to further adjustment following TSR measurement after the end of each vesting period.
4.	The vesting dates of Mr. Udell’s restricted shares are as follows: December 5, 2024 (194,368 restricted shares) and December 5, 2025 (143,466 restricted shares) and December 5, 2026 (88,233 restricted shares). As of December 31, 2023, the performance-based shares of 223,960 granted in March 2021 were earned at 100%. In January 2024, the 223,960 shares of restricted stock earned by Mr. Udell from this 2021 performance share award was decreased by 12.5% based on the measurement of the Company’s TSR from January 1, 2021 through December 31, 2023 relative to a peer group. This resulted in the forfeiture of 27,995 shares effective January 25, 2024 upon the approval of the TSR adjustment by our compensation committee and the remaining 195,965 shares vested on January 25, 2024. The performance-based award of 243,019 shares granted in March 2022 is subject to performance criteria and is measured and earned over a three-year performance period from January 1, 2022 through December 31, 2024 and is expected to be measured and vested in January 2025. The performance-based award of 388,235 shares granted in March 2023 is subject to performance criteria and is measured and earned over a three-year performance period from January 1, 2023 through December 31, 2025 and is expected to be measured and vested in January 2026. Based on an interim performance measurement as of December 31, 2023, the performance-based awards granted in March 2022 and 2023 are estimated to be earned at 75% and 70%, respectively, at the end of each performance period.
5.	The vesting dates of Mr. Graffam’s restricted shares are as follows: December 5, 2024 (25,827 restricted shares) and December 5, 2025 (25,825 restricted shares). The performance-based award of 113,636 shares granted in December 2022 is also subject to performance criteria and is measured and earned over a three-year performance period from January 1, 2022 through December 31, 2024 and is expected to be measured and vested in January 2025.

2023 Option Exercises and Stock Vested

This table sets forth information concerning the number of restricted shares and performance shares that vested during 2023 and the value of those vested shares. The Company has not granted options.

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)(1)	Value Realized On Vesting ($)(2)
C. Robert Udell, Jr.	460,100	$1,949,985
Fred A. Graffam III	25,287	$113,122

1.	Includes shares acquired on vesting in 2023 that were subsequently cancelled to pay taxes.
2.	For Mr. Udell, amounts include the number of shares acquired upon vesting of his 2020 performance share awards multiplied by $4.09, the closing price of CCI’s stock on the January 19, 2023 vesting date. For Messrs. Udell and Graffam, amounts include the number of shares acquired on vesting of restricted stock multiplied by $4.38, the closing price of CCI’s stock on the December 5, 2023 vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL OF THE COMPANY

Pursuant to its Employment Security Agreements and the LTIP, the Company provides eligible employees, including the named executive officers, with certain benefits upon a change in control of the Company or upon certain types of termination of employment, including following a change in control of the Company. These benefits are in addition to those benefits to which employees would generally be entitled upon a termination of employment (i.e., vested retirement benefits accrued as of the date of termination, stock awards that are vested as of the date of termination, and the right to elect continued health benefits pursuant to COBRA). Those incremental benefits as they pertain to the named executive officers are described below.

Employment Security Agreements (ESAs)

As previously discussed, the Company has ESAs with named executive officers and certain other executives that provide benefits upon the occurrence of certain terminations of employment. These ESAs provide benefits upon a qualifying termination that does not occur in connection with a change in control of the Company as well as upon a qualifying termination that occurs in connection with a change in control of the Company.

The ESAs with the named executive officers provide for benefits upon the following types of employment termination:

●	a termination of the executive’s employment by the Company without “cause”; or

●	a termination of employment by the executive for “good reason”.

The benefits provided upon either such a termination of employment that occurs within two years following a change in control include the following:

●	A lump sum cash payment, payable within 30 days of the termination of employment, equal to (i) three times for Mr. Udell and (ii) two times for Mr. Graffam, the sum of (A) the executive’s annual base salary rate, determined as of the date of the change in control or, if higher, the date of employment termination and (B) the annual target amounts payable to the executive under all cash-based incentive plans of the Company for the year in which the change in control occurs, or if higher, the year in which the employment termination occurs.

●	A pro rata portion of the amounts that would have been paid to the executive under the Company’s cash-based incentive plans for the year in which the change in control occurs, or if higher, the year in which the employment termination occurs (in each case determined at the target levels), if, as a result of termination, such amounts would not otherwise be paid to the executive.

●	Continuation of coverage under all welfare plans of the Company until the three-year (two-year, for Mr. Graffam) anniversary of termination, or if earlier, until the executive is eligible for coverage under similar plans from a new employer. Such coverage will be on the same basis and at same cost as in effect prior to the change in control, or any time after, if more favorable to the executive. If such coverage is not available under the plan, the Company must provide substantially similar benefits.

Amounts payable under the ESAs will be reduced to the extent necessary to avoid the imposition of any excise tax pursuant to Section 280G of the Internal Revenue Code, if such reduction would result in a higher net after-tax payment to the executive.

The benefits provided upon a qualifying termination of employment that does not trigger the change in control benefits described above include the following:

●	A lump sum cash payment, payable within 30 days of the termination of employment, equal to two times (1.5 times for Mr. Graffam) the sum of (i) the executive’s annual base salary rate, determined as of the date of employment termination and (ii) the annual target amounts payable to the executive under all cash-based incentive plans of the Company for the year in which the employment termination occurs.

●	A pro rata portion of the amounts that would have been paid to the executive under the Company’s cash-based incentive plans for the year in which the employment termination occurs (determined at the target levels), if, as a result of termination, such amounts would not otherwise be paid to the executive.

●	Continuation of coverage under all welfare plans of the Company until the two-year (18-month, for Mr. Graffam) anniversary of termination, or if earlier, until the executive is eligible for coverage under similar plans from a new employer. Such coverage will be on the same basis and at same cost as in effect prior to the employment termination, or any time after, if more favorable to the executive. If such coverage is not available under the plan, the Company shall provide substantially similar benefits.

●	Reimbursement of out-of-pocket expenses, including attorney’s fees, incurred by the executive in connection with the successful enforcement of any provision of the ESA.

As previously discussed, the Company believes that the protections afforded by the agreements, including extending the benefits to employment terminations not in connection with a change in control, are a valuable incentive for attracting and retaining talent. The Company does not have employment agreements or long-term employment arrangements for its top executives and the employment security agreements promote leadership stability and are consistent with market practice.

The ESAs also contain restrictive covenants that prohibit the executive from (i) associating with a business that is competitive with any line of business of the Company for which the executive provided substantial services, in any geographic area in which such line of business was active at the time of the executive’s termination, without the Company’s consent and (ii) soliciting the Company’s customers, agents or employees. These restrictive covenants remain in effect during the 12-month period following termination of employment.

Amended and Restated Consolidated Communications Holdings, Inc. Long-Term Incentive Plan (LTIP)

The LTIP provides that if there is a change in control of the Company, and there is no assumption of outstanding awards by the successor entity, or conversion of outstanding awards into comparable equity awards of the successor entity, then as of the effective date of the change in control, all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the effective date of the change in control, in which case the restrictions will lapse based on actual attainment of the performance goal). The LTIP also provides that if in connection with the change in control the LTIP awards are assumed or converted by the successor entity as described above, and within 24 months following the effective date of the change in control the participant’s employment is terminated without cause or the participant terminates employment for good reason, or a participant who is a director is asked to resign for other than cause, all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the date of termination of employment or service, in which case the restrictions will lapse based on actual attainment of the performance goal). The LTIP uses a similar definition of change in control and the same definition of cause and good reason as set forth in the ESAs, as described above.

The tables set forth below quantify the additional benefits described above that would be payable to each named executive officer under the arrangements described above.

Termination of Employment Following a Change in Control

The additional amounts set forth in this table would be payable to Messrs. Udell and Graffam pursuant to the ESAs, assuming a termination of employment without “cause” or for “good reason” on December 31, 2023 following a change in control of the Company.

	C. Robert	Fred A.
Name	Udell, Jr.	Graffam III
Base Salary (1)	$1,927,800	$1,000,000
Bonus (1)	$2,313,360	$1,000,000
Welfare Benefits for Severance Period (2)	$57,333	$55,822

1.	Base Salary and Bonus. These amounts represent three times base salary and target bonus for Mr. Udell and two times base salary and target bonus for Mr. Graffam.

2.	Welfare Benefits for Severance Period. Amounts in this row consist of projected Company premiums for health (including medical, dental, vision), life, AD&D and disability policies, reduced by the amount of projected employee premiums during the applicable severance period for each named executive officer.

Termination of Employment Not in Connection with a Change in Control

The additional amounts set forth in this table would be payable pursuant to Messrs. Udell and Graffam pursuant to the Employment Security Agreements, assuming no change in control of the Company and a termination of employment without “cause” or for “good reason” on December 31, 2023.

	C. Robert	Fred A.
Name	Udell, Jr.	Graffam III
Base Salary (1)	$1,285,200	$750,000
Bonus (1)	$1,542,240	$750,000
Welfare Benefits for Severance Period (2)	$38,222	$41,867

1.	Base Salary and Bonus. These amounts represent two times base salary and target bonus for Mr. Udell and 1.5 times base salary and target bonus for Mr. Graffam.
2.	Welfare Benefits for Severance Period. Amounts in this row consist of projected Company premiums for health (including medical, dental, vision), life, AD&D and disability policies, reduced by the amount of projected employee premiums during the applicable severance period for each named executive officer.

Benefits Upon Change in Control

The additional amounts set forth in this table would be realized by each named executive officer under the LTIP, assuming a change of control of the Company occurred on December 31, 2023 and equity awards were not assumed or replaced by the successor entity, or that the executive’s employment was terminated on December 31, 2023 following a change in control of the Company.

	C. Robert	Fred A.
Name	Udell, Jr.	Graffam III
Value of Unvested Restricted Stock(1)	$1,853,391	$224,686
Value of Unvested Performance Shares(2)	$3,720,181	$494,317

1.	Amounts in this row represent the value of the restricted shares that would vest upon the change in control on December 31, 2023 under the terms of the LTIP, based on the closing market price of the Company’s stock as reported in The Wall Street Journal for December 29, 2023 ($4.35), which was the last trading day of fiscal year 2023.
2.	Amounts in this row represent the value of performance shares that would vest upon the change in control on December 31, 2023 under the terms of the LTIP. The value of the performance is based on the closing market price of the Company’s stock as reported in The Wall Street Journal for December 29, 2023 ($4.35), which was the last trading day of fiscal year 2023.

CEO Pay Ratio

In accordance with the requirements of Regulation S-K, Item 402(u), the Company has calculated the ratio of CEO pay to the median employee pay for 2023.

As permitted by the SEC rules, the median employee utilized for 2023 is the same employee identified in 2022, because there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to this pay ratio disclosure. In 2022, the calculation of median employee income was based on payroll data and included all full-time, part-time and temporary employees who were actively employed on December 31, 2022, including those who began employment after January 1, 2022 and worked only a partial year (compensation was not annualized for employees who did not work the entire year). The pay data used for this calculation represented cash compensation earned for the employee population paid from January 1, 2022 through the final payroll date of December 31, 2022. For 2022, this included approximately 3,200 employees, all of whom reside in the United States.

The Company did not include in its calculation of median employee pay the value realized on vesting of equity awards. The Company chose to exclude equity awards from the median employee pay calculation methodology since a limited number of employees are eligible to receive these elements of compensation.

The Company believes this methodology to be reasonable, as it represents the actual payment to employees (full-time, part-time and temporary) for most of the elements of compensation which are included in the CEO’s total compensation as publicly disclosed each year in the Company’s Proxy Statement.

The 2023 total compensation for our CEO was $3,433,636 as disclosed in the Summary Compensation Table on page 45 of this Proxy Statement. The median employee’s 2023 total compensation that would be reportable in the Summary Compensation Table was $87,603.11.

For the fiscal year ended December 31, 2023, the Company’s CEO multiple of total compensation compared to the Company’s median employee’s total compensation is approximately 40 times to 1.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our named executive officers (NEOs) for each of the fiscal years ended December 31, 2020, 2021, 2022 and 2023, and our financial performance for each such fiscal year:

					Value of initial fixed $100 Investment based on:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Total Shareholder Return	Peer Total Shareholder Return(3)	Net Income ($mm)	Adjusted EBITDA ($mm)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$3,433,636	$5,437,796	$941,957	$1,138,318	$112	$91	$(294)	$319
2022	$3,365,550	$(39,218)	$1,872,696	$897,911	$92	$82	$100	$384
2021	$4,671,543	$5,777,281	$2,043,741	$2,523,943	$193	$112	$(110)	$464
2020	$3,421,213	$3,419,367	$1,767,492	$1,729,376	$126	$110	$37	$488

(1)	Column (c) represents compensation actually paid to our Principal Executive Officer (PEO) and the average compensation actually paid to our other NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs

2023	Mr. Udell	Mr. Graffam
2022	Mr. Udell	Messrs. Graffam and Childers
2021	Mr. Udell	Mr. Childers
2020	Mr. Udell	Mr. Childers

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for 2023, as adjusted for the following:

	2023
Adjustments	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for 2023	$(2,273,293)	$0
Increase based on ASC 718 Fair Value of Awards Granted during 2023 that Remain Unvested as of the end of 2023, determined as of the end of 2023	$3,108,171	$0
Increase based on ASC 718 Fair Value of Awards Granted during 2023 that Vested during 2023, determined as of Vesting Date	$386,474	$0
Increase/deduction for Awards Granted in any prior fiscal year that were Outstanding and Unvested as of the end of 2023, determined based on change in ASC 718 Fair Value from the end of 2022 to the end of 2023	$389,463	$175,699
Increase/deduction for Awards Granted in any prior fiscal year that Vested During 2023, determined based on change in ASC 718 Fair Value from the end of 2022 to Vesting Date	$393,345	$20,662
Deduction of ASC 718 Fair Value of Awards Granted in any prior fiscal year that were Forfeited during 2023, determined as of the end of 2022	$0	$0
Increase based on Dividends or Other Earnings Paid during 2023 prior to Vesting Date	n/a	n/a
Increase based on Incremental Fair Value of Options/SARs Modified during 2023	n/a	n/a
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for 2023	n/a	n/a
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	n/a	n/a
TOTAL ADJUSTMENTS	$2,004,160	$196,361

(2)	Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to the following: (i) for solely service-vesting restricted stock awards, the closing price per share on December 31, 2023 or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for performance share awards, the same valuation methodology as restricted stock awards above except that the year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for market-based awards, the fair value calculated by a Monte Carlo simulation model as of the December 31, 2023. For market-based awards, the fair value is calculated by a Monte Carlo simulation model as of the applicable date(s) to estimate the probability of satisfying the performance objective established for the award. The Monte Carlo simulation utilizes multiple input variables, including the expected volatility of our stock price and other assumptions appropriate for determining fair value. The expected volatility of our stock price is measured relative to the applicable comparative index, and a risk-free interest rate is derived from a linear interpolation of the term structure of Treasury Constant Maturities yield rates for the applicable period. The fair value of each performance share award is estimated on the applicable date using a Monte Carlo simulation which factors in the number of awards expected to be earned based on the achievement of the market-based condition. This model simulates the various movements of our stock price and the predetermined peer group using certain assumptions, including the stock price of our common stock and those of the peer group, stock price volatility, correlation coefficient, expected term, term-matched risk-free interest rate, and expected dividend yield.
(3)	Column (g) represents the cumulative TSR (the “Peer Group TSR”) of the Nasdaq Telecommunications Index (the “Peer Group”) for the relevant fiscal year.
(4)	Column (i) represents Adjusted EBITDA, a non-GAAP measure described further in Appendix A - Supplemental Disclosure Regarding Non-GAAP Financial Information.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEO, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our Adjusted EBITDA, in each case, for the fiscal years ended December 31, 2020, 2021, 2022 and 2023.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Pay Versus Performance Tabular List

We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2023:

●	Adjusted EBITDA;

●	Revenue; and

●	TSR.

For additional details regarding our most important financial performance measures, please see the section titled “Relationship Between Financial Performance Measures” in our Compensation Discussion and Analysis (CD&A) elsewhere in this Proxy Statement.

PROPOSAL NO. 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are required to submit to stockholders a resolution subject to an advisory vote to approve the compensation of our named executive officers at least every three years and to submit to stockholders every six years a resolution subject to an advisory vote as to whether the stockholder advisory vote to approve named executive officer compensation should occur every year, every two years or every three years. At the 2023 annual meeting, the stockholders voted, on an advisory basis, to hold such a vote every year and the board subsequently determined, consistent with the stockholders’ vote, to hold such a vote every year.

Our executive compensation objectives and the methods we have used to pursue these objectives are addressed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Accordingly, the following resolution is submitted for an advisory stockholder vote at the 2024 annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Board Recommendation and Stockholder Vote Required

The board of directors recommends a vote “FOR” the approval of the compensation of the Company’s named executive officers (Proposal No. 3).

The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval. As this is an advisory vote, the result will not be binding on the Company, the board of directors or the compensation committee, although the board of directors and the compensation committee will carefully consider the outcome of the vote when evaluating our compensation program.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions Policy

Our audit committee has adopted a written Related Person Transactions Policy, which provides for procedures for review and oversight of transactions involving the Company and “related persons” (which consists of directors, director nominees, executive officers and stockholders owning five percent or more of the Company’s outstanding stock, any of their immediate family members, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner, principal or in a similar position or has, together with the beneficial ownership interests of all other “related persons,” a 5% or greater beneficial ownership interest). The policy covers any related person transaction that would be required to be disclosed in our proxy statement under applicable SEC rules (generally, transactions in which the Company is a participant, the amount involved exceeds $120,000 and in which a “related person” has a direct or indirect material interest).

Certain transactions are not subject to specific review under the policy by virtue of being exempt from the set of related person transactions that must be disclosed pursuant to applicable SEC rules (“exempt transactions”). In addition, the audit committee has approved in the policy the provision of products or services by the Company and its subsidiaries to “related persons,” if conducted in the ordinary course of business and on terms that are no less favorable to the Company than those available to customers who are not related to the Company.

The policy requires, prior to a party entering into any related person transaction (other than an exempt transaction), that such party provide, to the extent practicable, notice to the Company of the proposed related person transaction. In addition, any amendment, renewal or extension of any Other Related Person Transaction previously approved under this policy shall also be subject to approval under the policy as a separate Other Related Person Transaction. The audit committee or its chairperson may approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the audit committee or its chairperson, as applicable, determines in good faith. In the event the Company becomes aware of a related person transaction that has not been previously approved or previously ratified under the policy that is pending or ongoing, it will be submitted to the audit committee or its chairperson, as applicable, which shall evaluate all options, including but not limited to ratification, amendment or termination of the related person transaction, and (if appropriate) any disciplinary actions recommended. No member of the audit committee may participate in the consideration, approval or ratification of any related person transaction with respect to which such member or any of his or her immediate family members is the “related person” or in which he, she or they otherwise have an interest.

There were no “related persons” transactions in 2023 that are required to be disclosed in this Proxy Statement under applicable SEC rules. Note that certain transactions with Searchlight, a greater than 5% holder, are described above in “Corporate Governance and Board Committees” under the heading “Searchlight designation rights.” In addition, certain equity and other compensation, termination, change in control and other arrangements are described under “Executive Compensation.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2023, Roger H. Moore, Maribeth S. Rahe, and Andrew S. Frey served on the compensation committee. No member of the compensation committee was, during 2023, a current officer or employee of the Company or had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. During 2023, no Company executive officers served on the board of directors or the compensation committee of any other entity, any officers of which served either on the Company’s board of directors or its compensation committee.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report on Form 10-K for the year ended December 31, 2023 is being made available to stockholders concurrently with this Proxy Statement. The Notice and Access Card provided to stockholders contains instructions on how to access the Annual Report on Form 10-K for the year ended December 31, 2023.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials

The proxy rules of the SEC permit our stockholders, after notice to the Company, to present proposals for inclusion in our proxy materials for our 2025 annual meeting of stockholders by following the procedures prescribe in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy materials, stockholder proposals must be received no later than December 19, 2024, the date 120 calendar days before the first anniversary of the date of this Proxy Statement and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2025 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2025 annual meeting of stockholders. Proposals should be mailed to our Secretary at the following address:

Consolidated Communications Holdings, Inc.

2116 South 17th Street

Mattoon, Illinois 61938

Attention: Secretary

Requirements for Proposals Not Intended for Inclusion in Proxy Materials; Director Nominations

Our Amended and Restated Bylaws provide that certain additional requirements be met in order that business, including the nomination of directors, may properly come before the stockholders at the annual meeting. Among other things, stockholders intending to bring business before the annual meeting, but whose stockholder proposal will not be included in the proxy materials we distribute for such meeting, must provide written notice of such intent to the Secretary of the Company. Such notice must be given no earlier than December 19, 2024 and no later than January 18, 2025 (provided, however, that if the 2025 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of this year’s meeting, nominations and proposals must be received no earlier than the 120th day prior to the date of the 2025 annual meeting of stockholders and no later than the later of the 90th day prior to the date of the 2025 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made).

If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements set forth in our Amended and Restated Bylaws, the notice will not be considered properly submitted and will not be acted upon at the 2025 annual meeting of stockholders. A stockholder’s written notice should be sent to our Secretary at the following address:

Consolidated Communications Holdings, Inc.

2116 South 17th Street

Mattoon, Illinois 61938

Attention: Secretary

Solicitation of Proxies for 2025 Annual Meeting of Stockholders

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2025 annual meeting of stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

Any notice of director nomination submitted to the Company other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.

GENERAL

Householding

We are sending only a single Notice of Internet Availability of Proxy Materials and, if you requested printed versions by mail, this Proxy Statement and our 2023 Annual Report on Form 10-K, to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family unless we have received instructions to the contrary from any stockholder at that address. This practice is known as “householding” and is permitted by rules adopted by the SEC. This practice reduces the volume of duplicate information received at your household and helps us to reduce costs. We will deliver promptly, upon written request or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials, and, if you requested printed versions by mail, this Proxy Statement and our Annual Report on Form 10-K, to any stockholder that elects not to participate in householding.

To receive, free of charge, a separate copy of the Notice of Internet Availability of Proxy Materials and, if you requested printed versions by mail, this Proxy Statement or the Annual Report on Form 10-K, or separate copies of any future notice, proxy statement, or annual report, you may write or call the Company at the following physical address or phone number:

Consolidated Communications Holdings, Inc.

2116 South 17th Street

Mattoon, Illinois 61938

Attention: Investor Relations

Phone: (844) 909-2675

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the bank, broker, or other organization that holds your shares to request information about eliminating duplicate mailings.

Other Information

The expenses of preparing and mailing this Proxy Statement and the accompanying proxy card and the cost of solicitation of proxies, if any, will be borne by us. In addition to the use of mailings, proxies may be solicited by personal interview and telephone and by our directors, officers and regular employees without special compensation therefore. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted in accordance with the recommendation of the board of directors.

OTHER MATTERS

Our board does not know of any other matters that are to be presented for action at the 2024 annual meeting. Should any other matter come before the annual meeting, however, the Proxy Holders will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

J. Garrett Van Osdell

Chief Legal Officer and Secretary

Dated: April 18, 2024

Appendix A - Financial Reconciliations

Supplemental Disclosure Regarding Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure comprised of EBITDA, adjusted for certain items as permitted or required by the lenders under our credit agreement in place at the end of each quarter in the periods presented. Adjusted EBITDA is calculated and has been presented on pages 42-43 (Item 7) in our Annual Report on Form 10-K for the year ended December 31, 2023 with a reconciliation to net income (loss) from continuing operations. EBITDA is defined as income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization on a historical basis.

We present adjusted EBITDA for several reasons. We believe adjusted EBITDA is useful as a means to evaluate our ability to fund our estimated uses of cash (including interest on our debt). In addition, we have presented adjusted EBITDA to investors in the past because it is frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting it here provides a measure of consistency in our financial reporting. Adjusted EBITDA, referred to as Available Cash in our credit agreement, is also a component of the restrictive covenants and financial ratios contained in our credit agreement that requires us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt. The definitions in these covenants and ratios are based on adjusted EBITDA after giving effect to specified charges. In addition, adjusted EBITDA provides our board of directors with meaningful information, with other data, assumptions and considerations, to measure our ability to service and repay debt.

Non-GAAP financial measures have certain shortcomings. In particular, adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure.

A-1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V44846-P06900 Nominees: 01) Robert J. Currey 02) Andrew S. Frey 03) David G. Fuller 04) Thomas A. Gerke 05) Roger H. Moore 06) Maribeth S. Rahe 07) Marissa M. Solis 08) C. Robert Udell, Jr. 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; 1. To elect the eight directors named in our Proxy Statement to serve until the next annual meeting of stockholders or ! ! ! until their respective successors are elected and qualified, or until their earlier resignation or removal; For All Withhold All For All Except For Against Abstain ! ! ! CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2 and 3: CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. 2116 SOUTH 17TH STREET MATTOON, IL 61938 4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. 3. To conduct an advisory vote on the approval of the compensation of our named executive officers (say-on-pay vote); and ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 30, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 28, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CNSL2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 30, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 28, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V44847-P06900 CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. 2116 South 17th Street, Mattoon, IL 61938 Annual Meeting of Stockholders May 31, 2024 9:00 a.m. Central Time www.virtualshareholdermeeting.com/CNSL2024 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS J. Garrett Van Osdell and Fred A. Graffam III, or either of them, each with the power of substitution are hereby appointed as Proxies and authorized to represent and to vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Consolidated Communications Holdings, Inc. to be held on May 31, 2024 or at any postponement or adjournment thereof. Such Proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or adjournment, continuation or postponement thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote in accordance with the Board of Directors' recommendations. (Continued and to be signed on reverse side)